                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-12

                          POLO RALPH LAUREN CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[  ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)   Title of each class of securities to which transaction applies:

      --------------------------------------------------------------------------

(2)   Aggregate number of securities to which transaction applies:

      --------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      --------------------------------------------------------------------------

(4)   Proposed maximum aggregate value of transaction:

      --------------------------------------------------------------------------

(5)   Total fee paid:

      --------------------------------------------------------------------------

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)   Amount Previously Paid:

      --------------------------------------------------------------------------

(2)   Form, Schedule or Registration Statement No.:

      --------------------------------------------------------------------------

(3)   Filing Party:

      --------------------------------------------------------------------------

(4)   Date Filed:

      --------------------------------------------------------------------------

                            [POLO RALPH LAUREN LOGO]

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             ---------------------

     TO THE OWNERS OF CLASS A COMMON STOCK, CLASS B COMMON STOCK AND CLASS C COMMON STOCK OF POLO RALPH LAUREN CORPORATION:

     The Annual Meeting of Stockholders of Polo Ralph Lauren Corporation, a Delaware corporation (the "Company"), will be held at the St. Regis Hotel, 20th Floor Penthouse, 2 East 55th Street, New York, New York, on Thursday, AUGUST 14, 2003, AT 9:30 A.M., local time, for the following purposes:

          1. To elect ten directors to serve until the 2004 Annual Meeting of Stockholders;

          2. To consider a proposed amendment to the Polo Ralph Lauren Corporation Executive Officer Annual Incentive Plan;

          3. To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending April 3, 2004; and

          4. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

     Stockholders of record at the close of business on June 19, 2003 are entitled to notice of, and to vote at, the Annual Meeting of Stockholders and any adjournments or postponements thereof.

                                          By Order of the Board of Directors

                                          -s- Edward W. Scheuermann

                                          EDWARD W. SCHEUERMANN
                                          Vice President-Corporate Counsel
                                          and Secretary

New York, New York
June 24, 2003

     EACH STOCKHOLDER IS URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY PROMPTLY. IN THE EVENT A STOCKHOLDER DECIDES TO ATTEND THE MEETING, HE OR SHE MAY, IF SO DESIRED, REVOKE THE PROXY BY VOTING THE SHARES IN PERSON AT THE MEETING.

                            [POLO RALPH LAUREN LOGO]
                             ---------------------

                                PROXY STATEMENT
                             ---------------------

                       FOR ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON AUGUST 14, 2003

     This proxy statement is furnished to the stockholders of Polo Ralph Lauren Corporation, a Delaware corporation (the "Company"), in connection with the solicitation, on behalf of the Board of Directors, of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held at the St. Regis Hotel, 20th Floor Penthouse, 2 East 55th Street, New York, New York on Thursday, August 14, 2003, at 9:30 a.m., local time, and at any adjournments or postponements thereof. This proxy statement and the accompanying proxy are being mailed to stockholders of the Company on or about July 7, 2003.

     Any proxy delivered pursuant to this solicitation is revocable at the option of the person executing it by giving written notice to the Secretary of the Company at any time before such proxy is voted, by delivering a later dated proxy or by voting in person at the Annual Meeting. The mailing address of the Company's principal executive offices is 650 Madison Avenue, New York, New York 10022.

     Only holders of record of shares of the Company's Class A Common Stock, Class B Common Stock and Class C Common Stock (collectively, the "Common Stock") at the close of business on June 19, 2003, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting or adjournments or postponements thereof. The presence, in person or by proxy, of the holders of one-third of the total number of shares of Common Stock outstanding on the record date will constitute a quorum for the transaction of business at the Annual Meeting.

     All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given in such proxies. With respect to the election of directors to serve until the 2004 Annual Meeting of Stockholders, stockholders may vote in favor of all nominees, withhold their votes as to specific nominees or withhold their votes as to all nominees. With respect to the other proposals to be voted upon, stockholders may vote in favor of a proposal, vote against a proposal or abstain from voting. Stockholders should specify their choices on the enclosed form of proxy. If no specific instructions are given with respect to the matters to be acted upon, the shares represented by a properly signed proxy will be voted FOR the election of all nominees for election as directors in the applicable class (Proposal 1), FOR the amendment of the Company's Executive Officer Annual Incentive Plan (Proposal 2) and FOR the proposal to ratify the appointment of Deloitte & Touche LLP ("D&T") as the Company's independent auditors for the fiscal year ending April 3, 2004 (Proposal 3).

     THE COMPANY'S BOARD OF DIRECTORS HAS BY RESOLUTION FIXED THE NUMBER OF DIRECTORS AT TEN. TWO DIRECTORS (THE "CLASS A DIRECTORS") WILL BE ELECTED BY PLURALITY VOTE OF THE SHARES OF CLASS A COMMON STOCK PRESENT IN PERSON OR BY PROXY AT THE ANNUAL MEETING AND ELIGIBLE TO VOTE; SEVEN DIRECTORS (THE "CLASS B DIRECTORS") WILL BE ELECTED BY PLURALITY VOTE OF THE SHARES OF CLASS B COMMON STOCK PRESENT IN PERSON OR BY PROXY AT THE ANNUAL MEETING AND ELIGIBLE TO VOTE; AND ONE DIRECTOR (THE "CLASS C DIRECTOR") WILL BE ELECTED BY PLURALITY VOTE OF THE SHARES OF CLASS C COMMON STOCK PRESENT IN PERSON OR BY PROXY AT THE ANNUAL MEETING AND ELIGIBLE TO VOTE.

     The amendment of the Company's Executive Officer Annual Incentive Plan and the ratification of the appointment of D&T as the Company's independent auditors will each require the affirmative vote of a majority of the total votes cast on such proposal by the shares of Common Stock present in person or by proxy at the Annual Meeting and eligible to vote. Abstentions will be counted as votes cast on proposals presented to stockholders, but broker non-votes will not be considered votes cast. Shares represented by broker non-votes with respect to any proposal will be considered present but not eligible to vote on such proposal. Abstentions and broker non-votes will have no effect on the election of directors, which is by plurality vote, but abstentions will, in effect, be votes against the amendment of the Executive Officer Annual Incentive Plan and against the ratification of the selection of independent public accountants.

     Each owner of record of Class A Common Stock or Class C Common Stock on the record date is entitled to one vote for each share of Class A Common Stock or Class C Common Stock so held. Each owner of record of Class B Common Stock on the record date is entitled to ten votes for each share of Class B Common Stock so held. On June 19, 2003, there were 45,065,188 shares of Class A Common Stock, 43,280,021 shares of Class B Common Stock and 10,570,979 shares of Class C Common Stock issued and outstanding.

                                  (PROPOSAL 1)
                             ELECTION OF DIRECTORS

     The Company's Board of Directors, in accordance with the Company's Amended and Restated By-laws, has by resolution fixed the number of directors of the Company at ten. The Board of Directors is presently divided into three classes, with all directors being elected annually. Pursuant to the Company's Amended and Restated Certificate of Incorporation, the two Class A directors will be elected by the holders of Class A Common Stock, the seven Class B directors will be elected by the holders of Class B Common Stock and the Class C director will be elected by the holders of Class C Common Stock, each to serve until the 2004 Annual Meeting and until his or her successor is elected and qualified.

     Each of the current directors, Arnold H. Aronson and Dr. Joyce F. Brown (the Class A directors), Ralph Lauren, F. Lance Isham, Roger N. Farah, Frank A. Bennack, Jr., Joel L. Fleishman, Judith A. McHale and Terry S. Semel (the Class B directors), and Richard A. Friedman (the Class C director) has been nominated to stand for re-election as a director at the 2003 Annual Meeting. Should one or more of these nominees become unable to serve for any reason, or for good cause will not serve, which is not anticipated, the Board of Directors may, unless the Board by resolution provides for a lesser number of directors, designate substitute nominees, in which event the persons named in the enclosed proxy will vote all proxies that would otherwise be voted for the named nominee or nominees for the election of such substitute nominee or nominees.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR EACH NOMINEE AS A DIRECTOR TO HOLD OFFICE UNTIL THE 2004 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL HIS OR HER SUCCESSOR IS ELECTED AND QUALIFIED. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY IN THEIR PROXIES THAT AUTHORITY IS WITHHELD AS TO ONE OR MORE NOMINEES.

                     CLASS A DIRECTOR NOMINEES FOR ELECTION

Arnold H. Aronson..............  Age 68  Mr. Aronson has been a director of the Company since
                                         November 2001, and provides consulting services to the
                                         Company with respect to the Ralph Lauren Home collection.
                                         Mr. Aronson has been a senior advisor at Kurt Salmon
                                         Associates, a global management consulting firm
                                         specializing in services to retail and consumer products
                                         companies, since 1997. Before that, he was a partner at
                                         the consulting firm of Levy-Kerson-Aronson since 1994. He
                                         served as chairman and chief executive officer of Woodward
                                         & Lothrop/John Wanamaker from 1989 to 1994. Prior to that,
                                         Mr. Aronson was chairman and chief executive officer of
                                         the Batus Retail Group, then the parent entity of Saks
                                         Fifth Avenue, Marshall Fields, Kohls, Gimbels, Ivey's,
                                         Frederick & Nelson, Crescent and Breuners. From 1979 to
                                         1983, Mr. Aronson served as chairman and chief executive
                                         officer of Saks Fifth Avenue. Prior to that, Mr. Aronson
                                         also served as chairman and chief executive officer of
                                         Bullock's, now Macy's

                                         West, a division of Federated Department Stores. Mr.
                                         Aronson currently serves as Chairman of the Board of
                                         Governors of the Parsons School of Design and as Vice
                                         Chairman of the Board of Trustees at New School
                                         University.
Dr. Joyce F. Brown.............  Age 56  Dr. Brown has been a director of the Company since May
                                         2001. She has been the President of the Fashion Institute
                                         of Technology and Chief Executive Officer of the
                                         Educational Foundation for the Fashion Industries since
                                         1998. Dr. Brown was a Professor of Clinical Psychology at
                                         the Graduate School and University Center of the City
                                         University of New York from 1994 to 1998, where she is now
                                         Professor Emerita. Dr. Brown is also a member of the Board of Directors of Neuberger Berman, Inc., Paxar Corporation
                                         and USEC, Inc.

                     CLASS B DIRECTOR NOMINEES FOR ELECTION

Ralph Lauren...................  Age 63  Mr. Lauren has been Chairman, Chief Executive Officer and a director of the Company since prior to the Company's
                                         initial public offering, and was a member of the Advisory
                                         Board or Board of Directors of the Company's predecessors
                                         since their organization. He founded Polo in 1967 and has
                                         provided leadership in the design, marketing, advertising
                                         and operational areas since such time.
F. Lance Isham.................  Age 58  Mr. Isham has been Vice Chairman and a Director of the
                                         Company since April 2000. He was President of the Company
                                         from November 1998 to April 2000, prior to which he served as Group President of its Menswear operations. Mr. Isham
                                         joined Polo in 1982, and has held a variety of sales
                                         positions at the Company, including Executive Vice
                                         President of Sales and Merchandising.
Roger N. Farah.................  Age 50  Mr. Farah has been President, Chief Operating Officer and a director of the Company since April 2000. He was
                                         Chairman of the Board of Venator Group, Inc. from December
                                         1994 until April 2000, and was Chief Executive Officer of
                                         Venator Group, Inc. from December 1994 until August 1999.
                                         Mr. Farah served as President and Chief Operating Officer
                                         of R.H. Macy & Co., Inc. from July 1994 to October 1994.
                                         He served as Chairman and Chief Executive Officer of
                                         Federated Merchandising Services, the central buying and
                                         product development arm of Federated Department Stores,
                                         Inc., from June 1991 to July 1994. Mr. Farah is also a
                                         member of the Board of Directors of Toys "R" Us, Inc.
Frank A. Bennack, Jr. .........  Age 70  Mr. Bennack has been a director of the Company since
                                         January 1998. In June 2002, Mr. Bennack became Chairman of the Executive Committee and Vice Chairman of the Board of
                                         Directors of The Hearst Corporation, after serving as
                                         President and Chief Executive Officer of The Hearst
                                         Corporation since 1979. He is also a member of the Board
                                         of Directors of Hearst-Argyle Television, Inc., Wyeth and
                                         J.P. Morgan Chase & Co.
Joel L. Fleishman..............  Age 69  Mr. Fleishman has been a director of the Company since
                                         January 1999. Mr. Fleishman has been a Professor of Law
                                         and Public Policy at the Terry Sanford Institute of Public
                                         Policy at Duke University since 1971, and the Director of
                                         the Samuel and Ronnie Heyman Center for Ethics, Public
                                         Policy and the Professions at Duke

                                         University since 1989. Mr. Fleishman was the President of
                                         The Atlantic Philanthropies (USA) Inc. from 1993 to 2001,
                                         and currently serves as a Senior Advisor. Mr. Fleishman is also a member of the Board of Directors of Boston
                                         Scientific Corporation.
Judith A. McHale...............  Age 56  Ms. McHale has been a director of the Company since
                                         February 2001. She has been President and Chief Operating
                                         Officer of Discovery Communications, Inc., the parent
                                         company of cable television's Discovery Channel, since
                                         1995. From 1989 to 1995, she served as Executive Vice
                                         President and General Counsel of Discovery Communications,
                                         Inc. Ms. McHale is also a member of the Board of Directors of Host Marriott Corporation, John Hancock Financial
                                         Services Company and Pepco Holdings, Inc.
Terry S. Semel.................  Age 60  Mr. Semel has been a director of the Company since
                                         September 1997. He has been Chairman and Chief Executive
                                         officer of Yahoo! Inc. since May 2001. Mr. Semel was
                                         Chairman of Windsor Media, Inc., Los Angeles, a
                                         diversified media company, from October 1999 to April
                                         2001. Mr. Semel was Chairman of the Board and Co-Chief
                                         Executive Officer of the Warner Bros. Division of Time
                                         Warner Entertainment LP ("Warner Brothers") from March
                                         1994 until October 1999, and of the Warner Music Group
                                         from November 1995 until October 1999. For more than ten
                                         years prior to that, he was President of Warner Brothers
                                         or its predecessor, Warner Bros. Inc. Mr. Semel is also a
                                         member of the Board of Directors of Revlon, Inc. and
                                         Yahoo! Inc.

                     CLASS C DIRECTOR NOMINEE FOR ELECTION

Richard A. Friedman............  Age 45  Mr. Friedman has been a director of the Company since prior to the Company's initial public offering, and a
                                         member of the Advisory Board or Board of Directors of the
                                         Company's predecessors since 1994. Mr. Friedman is a
                                         Managing Director of Goldman, Sachs & Co. and head of its
                                         Principal Investment Area. He joined Goldman, Sachs & Co.
                                         in 1981. Mr. Friedman is also a member of the Board of
                                         Directors of Carmike Cinemas, Inc.

            ADDITIONAL INFORMATION REGARDING THE BOARD OF DIRECTORS

COMMITTEES OF THE BOARD OF DIRECTORS -- BOARD MEETINGS

     The Board of Directors has established three committees -- the Audit Committee, the Compensation Committee and the Executive Committee. The Company has not established a nominating committee.

     The members of the Audit Committee are Frank A. Bennack, Jr., Dr. Joyce F. Brown and Judith A. McHale. The Audit Committee, among other things, appoints the independent auditors of the Company, approves in advance all audit and permitted non-audit services, discusses and reviews in advance the scope and the cost of the annual audit, reviews the results of the Company's independent auditors' annual audit and quarterly reviews with the independent auditors, reviews compliance with the Company's major accounting and financial reporting policies, reviews the adequacy of the financial organization of the Company and reviews management's procedures and policies relating to the Company's internal accounting controls and compliance with applicable laws relating to accounting practice. The Audit Committee met five times in fiscal 2003. The Board of Directors has determined that the Audit Committee has at least one member who is an audit committee financial expert, as defined by the Securities and Exchange Commission (the "SEC"), and that Mr. Bennack, the Chairperson, is an audit committee financial expert.

     The members of the Compensation Committee are Frank A. Bennack, Jr., Joel
L. Fleishman and Terry S. Semel. The Compensation Committee reviews and approves compensation plans and arrangements with respect to the Company's executive officers and other senior executives and administers certain employee benefit plans, including the Company's 1997 Long-Term Stock Incentive Plan. The Compensation Committee met five times in fiscal 2003.

     The members of the Executive Committee are Ralph Lauren, F. Lance Isham and Roger N. Farah. The Executive Committee may, between meetings of the full Board of Directors, exercise all of the powers and authority of the Board of Directors, except that it does not have the power or authority to adopt, approve or recommend to stockholders any action or matter that is required by Delaware law to be submitted to the Company's stockholders for approval, or to adopt, amend or repeal any by-law of the Company. The Executive Committee did not meet in fiscal 2003.

     In fiscal 2003, the Board of Directors held five meetings. Each director attended more than 75% of the meetings held by the Board of Directors and the committees on which he or she served. The Company's Board of Directors and its committees also act from time to time by unanimous written consent in lieu of meetings.

COMPENSATION OF DIRECTORS

     Each non-employee director receives an annual retainer of $25,000 and, with the exceptions of Mr. Aronson and Mr. Friedman, annual grants of options to purchase 3,000 shares of the Company's Class A Common Stock under the Company's 1997 Non-Employee Director Stock Option Plan. Each non-employee director received an initial grant of options to purchase 7,500 shares of Class A Common Stock upon first joining the Board. Non-employee directors also receive $1,000 for each Board or committee meeting attended. Directors who are also employees of the Company receive no additional compensation for service as a director.

AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors is composed of independent directors (as independence is defined in Section 303.01(B)(2)(a) and (3) of the New York Stock Exchange's listing standards) and operates under a written charter adopted by the Audit Committee. A copy of the Audit Committee's amended and restated charter as currently in effect is attached as Appendix A to this proxy statement.

     Management is responsible for the Company's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

     In this context, the Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee also discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees). The independent auditors provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1, as amended (Independence Discussions with Audit Committees), and the Committee discussed with the independent auditors that firm's independence.

     Based on the Committee's discussions with management, the internal auditors, and the independent auditors and its review of the representations of management and the independent auditors, the Committee recommended to the Board of Directors, and the Board approved, the inclusion of the Company's audited consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended March 29, 2003 filed with the SEC. The Committee also approved, subject to stockholder ratification, the selection of the Company's independent auditors.

     The Committee reviewed its charter and practices in 2002 and the Audit Committee adopted a revised charter in February 2003. The Committee has determined that its charter and practices are consistent with the current and proposed listing standards of the New York Stock Exchange and applicable law.

                                          Members of the Audit Committee

                                          Frank A. Bennack, Jr. (Chairperson)
                                          Dr. Joyce F. Brown
                                          Judith A. McHale

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of June 19, 2003 by: (i) each stockholder who is known by the Company to beneficially own in excess of five percent of any class of the Company's voting securities, (ii) each director,
(iii) each of the executive officers whose names appear in the summary compensation table (the "Named Executive Officers") and (iv) all directors and executive officers as a group. Except as otherwise indicated, each stockholder listed below has sole voting and investment power with respect to the shares beneficially owned by such person. The rules of the SEC consider a person to be the "beneficial owner" of any securities over which the person has or shares voting power or investment power, or any security that the person has the right to acquire, within 60 days, such sole or shared power.

                                                                                                     VOTING
                                            CLASS A             CLASS B              CLASS C        POWER OF
                                         COMMON STOCK       COMMON STOCK(1)      COMMON STOCK(1)     TOTAL
                                       -----------------   ------------------   -----------------    COMMON
                                        NUMBER       %       NUMBER        %      NUMBER       %    STOCK %
                                       ---------    ----   ----------     ---   ----------    ---   --------
Ralph Lauren.........................  1,500,000(2)  3.2   43,280,021(3)  100%          --     --     88.6
The Goldman Sachs Group, Inc.(4).....         --      --           --      --   10,570,979    100%     2.2
F. Lance Isham(5)....................    644,077     1.4           --      --           --     --        *
Roger N. Farah(6)....................    847,123     1.9           --      --           --     --        *
Arnold H. Aronson(7).................      4,250       *           --      --           --     --        *
Frank A. Bennack, Jr.(7).............     20,000       *           --      --           --     --        *
Dr. Joyce F. Brown(7)................      9,000       *           --      --           --     --        *
Joel L. Fleishman(7).................     17,000       *           --      --           --     --        *
Richard A. Friedman..................         --       *           --      --   10,570,979(8) 100%     2.2
Judith A. McHale(7)..................      9,000       *           --      --           --     --
Terry S. Semel(7)....................     28,500       *           --      --           --     --        *
Douglas L. Williams(9)...............    322,849       *           --      --           --     --        *
Gerald M. Chaney(10).................     58,334       *           --      --           --     --        *
FMR Corp.(11)........................  7,340,467    16.3           --      --           --     --      1.5
Baron Capital Group, Inc.(12)........  5,883,000    13.1           --      --           --     --      1.2
Ziff Asset Management, L.P.(13)......  3,675,000     8.2           --      --           --     --        *
All directors and executive officers
  as a group (13 persons)(14)........  3,498,467    7.3%   43,280,021(3)  100%  10,570,979(8) 100%   90.9%

---------------

  *  Less than 1.0%

 (1) Each share of Class B Common Stock and Class C Common Stock is convertible at the option of the holder into one share of Class A Common Stock. Each share of Class B Common Stock will be automatically converted into a share of Class A Common Stock upon transfer to a person who is not a member of the Lauren family. Each share of Class C Common Stock will be automatically converted into a share of Class A Common Stock upon transfer to a person who is not a member of the GS Group (as defined in footnote (4)).

 (2) Includes vested options representing the right to acquire shares of Class A Common Stock. Does not include unvested options to purchase 400,000 shares of Class A Common Stock and 100,000 unvested restricted stock units that, subject to vesting, entitle Mr. Lauren to receive an equal number of shares of Class A Common Stock upon retirement. The address of Mr. Lauren is 650 Madison Avenue, New York, New York 10022.

 (3) Includes (i) 1,557,503 shares of Class B Common Stock owned by RL Family, L.P., a partnership of which Mr. Lauren is the sole general partner, (ii) 12,217,571 shares of Class B Common Stock owned by RL Holding, L.P., a partnership controlled by RL Holding Group, Inc., a corporation wholly owned by Mr. Lauren and (iii) 11,659 shares of Class B Common Stock owned by RL Holding Group, Inc. The 12,217,571 shares of Class B Common Stock constitute 28.2% of the total number of outstanding shares of Class B Common Stock.

 (4) According to a Schedule 13D/A dated May 13, 2002: (i) GS Capital Partners, L.P. ("GS Capital Partners") may be deemed to own beneficially and directly, and its general partner, GS Advisors, L.L.C. may be deemed to own beneficially and indirectly, 9,983,708 shares of Class A Common Stock (representing shares issuable upon the conversion of Class C Common Stock);
     (ii) Stone Street Fund 1994, L.P. ("Stone Street Fund") may be deemed to own beneficially and directly 286,878 shares of Class A Common Stock (representing shares issuable on the conversion of Class C Common Stock);
     (iii) Bridge Street Fund 1994, L.P. ("Bridge Street Fund") may be deemed to own beneficially and directly 300,393 shares of Class A Common Stock (representing shares issuable on the conversion of Class C Common Stock);
     (iv) Stone Street 1994, L.L.C. ("Stone Street L.L.C."), as the general partner of Stone Street Fund and managing general partner of Bridge Street Fund, may be deemed to own beneficially and indirectly 587,271 shares of Class A Common Stock (representing shares issuable on the conversion of Class C Common Stock) beneficially owned by Stone Street Fund and Bridge Street Fund; and (v) Goldman, Sachs & Co. and The Goldman Sachs Group, Inc. ("GS Inc.") may be deemed to own beneficially and indirectly the 10,570,979 shares of Class A Common Stock (representing shares issuable upon conversion of Class C Common Stock) beneficially owned by GS Capital Partners, Stone Street Fund and Bridge Street Fund because affiliates of Goldman, Sachs & Co. and GS Inc. are the general partner or managing general partner of GS Capital Partners, Stone Street Fund and Bridge Street Fund, and Goldman, Sachs & Co. is the investment manager of each of the limited partnerships. Excludes (i) shares of Class A Common Stock beneficially owned by Goldman, Sachs & Co. and its affiliates that were acquired in the ordinary course of broker-dealer transactions and (ii) shares of Class A Common Stock held in client accounts for which Goldman, Sachs & Co. or its affiliates exercise voting or investment authority, or both, and which are referred to as "managed accounts." Each of GS Inc. and Goldman, Sachs & Co. disclaims beneficial ownership of the shares (a) beneficially owned by the limited partnerships, except to the extent attributable to partnership interests in the limited partnerships held by GS Inc. and its affiliates, and (b) held in managed accounts. Each of the limited partnerships shares voting and dispositive power with respect to its shares with GS Inc. and Goldman, Sachs & Co. GS Capital Partners, The Goldman Sachs Group, Inc., Goldman, Sachs & Co., Stone Street Fund and Bridge Street Fund are collectively referred to as the "GS Group." The address of each member of the GS Group is 85 Broad Street, New York, NY 10004.

 (5) Includes vested options representing the right to acquire 542,000 shares of Class A Common Stock, and 26,144 restricted shares of Class A Common Stock that will vest on November 10, 2003. Does not include unvested options to purchase 200,000 shares of Class A Common Stock.

 (6) Includes vested options representing the right to acquire 450,000 shares of Class A Common Stock and 359,149 restricted shares of Class A Common Stock. Does not include unvested options to purchase 600,000 shares of Class A Common Stock.

 (7) Includes vested options granted to each of Mr. Aronson, Mr. Bennack, Dr. Brown, Mr. Fleishman, Ms. McHale and Mr. Semel under the 1997 Non-Employee Director Stock Option Plan representing the right to acquire 3,750, 18,000, 9,000, 15,000, 9,000 and 21,000 shares of Class A Common Stock, respectively. Does not include unvested options granted to Mr. Aronson, Mr. Bennack, Dr. Brown, Mr. Fleishman, Ms. McHale and Mr. Semel under the Company's 1997 Non-Employee Director Stock Option Plan representing the right to acquire 3,750, 4,500, 4,500, 4,500, 4,500 and 4,500 shares of
     Class A Common Stock, respectively.

 (8) Mr. Friedman, who is a Managing Director of Goldman, Sachs & Co., may be deemed to own beneficially and indirectly the shares owned beneficially and indirectly by Goldman, Sachs & Co. and GS Group. Mr. Friedman disclaims beneficial ownership of those shares, except to the extent, if any, of his pecuniary interest in those shares.

 (9) Includes vested options representing the right to acquire 312,849 shares of Class A Common Stock. Does not include unvested options to purchase 73,151 shares of Class A Common Stock. Mr. Williams, age 37, is Group President of the Company. In April 2000 Mr. Williams was named Group President, Global Business Development. He was Divisional President of product licensing in 1998, and in 1999 was promoted to President of global licensing and new business development.

(10) Includes vested options representing the right to acquire 58,334 shares of Class A Common Stock. Does not include unvested options to purchase 61,666 shares of Common Stock. Mr. Chaney, age 56, has been the Company's Senior Vice President of Finance and Chief Financial Officer since November 2000. Mr. Chaney was Vice President of Finance and Chief Financial Officer of Kellwood Company from December 1998 to November 2000. From April 1996 to December 1998, Mr. Chaney was Executive Vice President, Chief Administrative Officer and Chief Financial Officer of Petrie Retail, Inc.

(11) According to a Schedule 13G/A dated February 14, 2003: (i) Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 6,941,170 shares of Class A Common Stock (including 2,708,100 shares of Class A Common Stock held by Fidelity Low Priced Stock Fund), as a result of Fidelity acting as investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940 (the "Fidelity Funds"); (ii) Fidelity Management Trust Company ("FMTC"), a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 182,600 shares of Class A Common Stock, as a result of its serving as investment manager of certain institutional accounts; (iii) Geode Capital Management, LLC ("Geode"), an entity ultimately controlled by certain shareholders and employees of FMR Corp., is the beneficial owner of 14,177 shares of Class A Common Stock; and (iv) Fidelity International Limited ("FIL") is the beneficial owner of 202,520 shares of Class A Common Stock. Each of FMR Corp., Edward C. Johnson 3d., chairman of FMR Corp., and Abigail P. Johnson, a director of FMR Corp., may be deemed to beneficially own the shares of Class A Common Stock beneficially owned by Fidelity, FMTC, Geode and FIL. Each of Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the Fidelity Funds, has sole power to dispose of the 6,941,170 shares of Class A Common Stock owned by the Fidelity Funds. Each of Edward C. Johnson 3d and FMR Corp, through its control of FMTC, has the sole power to dispose of the 182,600 shares of Class A Common Stock owned by institutional accounts managed by FMTC. Neither FMR Corp. nor Edward C. Johnson has the sole power to vote or direct the voting of the shares of Class A Common Stock owned directly by the Fidelity Funds or 73,700 shares of Class A Common Stock held by the institutional accounts managed by FMTC. The address of each of these persons, other than FIL, is 82 Devonshire Street, Boston, Massachusetts 02109. The address of FIL is Pembroke Hall, 42 Crowlane, Hamilton, Bermuda.

(12) According to a Schedule 13G/A dated February 14, 2003: (i) BAMCO, Inc. ("BAMCO") may be deemed to beneficially own 4,643,000 shares of Class A Common Stock; (ii) Baron Asset Fund ("BAF"), an investment advisory client of BAMCO, may be deemed to beneficially own 4,175,500 shares of Class A Common Stock; (iii) Baron Capital Management, Inc. ("BCM") may be deemed to beneficially own 1,240,000 shares of Class A Common Stock; (iv) Baron Capital Group, Inc. ("BCG"), the parent holding company of BAMCO and BCM, may be deemed to beneficially own 5,883,000 shares of Class A Common Stock; and (v) Ronald Baron, who holds a controlling interest in BCG, may be deemed to beneficially own 5,883,000 shares of Class A Common Stock. BCG and Ronald Baron disclaim beneficial ownership of shares held by their controlled entities (or the investment advisory clients thereof) to the extent such shares are held by persons other than BCG and Ronald Baron. BAMCO and BCM disclaim beneficial ownership of shares held by their investment advisory clients to the extent such shares are held by persons other than BAMCO, BCM and their affiliates. Each of these persons may be deemed to share voting and dispositive powers with respect to the shares beneficially owned by such person as a result of either control relationships or investment advisory relationships with advisory clients. The address of each of these persons is 767 Fifth Avenue, 49th Floor, New York, New York 10153.

(13) According to a Schedule 13G/A dated February 14, 2003, each of Ziff Asset Management, L.P., PBK Holdings, Inc. and Philip B. Korsant share voting and dispositive power over the 3,675,000 shares of Class A Common Stock held by Ziff Asset Management, L.P. The address of each of these persons is 283 Greenwich Avenue, Greenwich, CT 06830.

(14) Includes vested options granted to all directors and executive officers as a group under the Company's 1997 Long-Term Stock Incentive Plan and 1997 Non-Employee Director Stock Option Plan representing the right to acquire 2,977,267 shares of Class A Common Stock and 385,293 restricted shares of Class A Common Stock granted to all executive officers as a group under the Company's 1997 Long-Term Stock Incentive Plan. Does not include unvested options granted to all directors and executive officers as a group under the 1997 Long-Term Stock Incentive Plan and the 1997 Non-Employee Director Stock Option Plan representing the right to acquire 1,417,733 shares of Class A Common Stock or 100,000 unvested restricted stock units granted to Mr. Lauren. Includes shares and options held and beneficially owned by Mitchell Kosh. Mr. Kosh, age 52, has been the Company's Senior Vice President of Human Resources since July 2000. Mr. Kosh was Senior Vice President and Chief Human Resources Officer of Conseco from February 2000 to July 2000. Prior to that he was with the Venator Group, Inc. where since 1996 he held executive human resource positions, including serving as Senior Vice President of Human Resources for Foot Locker Worldwide.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file with the SEC initial reports of ownership and reports of changes in ownership of the Company's Common Stock. Copies of all such Section 16(a) reports are required to be furnished to the Company. These filing requirements also apply to beneficial owners of more than ten percent of the Company's Common Stock. To the Company's knowledge, based solely on review of the copies of Section 16(a) reports furnished to the Company during the fiscal year ended March 29, 2003, or written representations from certain reporting persons that no Forms 5 were required for those persons, all reportable transactions were reported on a timely basis.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth a summary of all compensation awarded or paid to or earned by the chief executive officer and the four other most highly-compensated executive officers of the Company (the "Named Executive Officers") in the last fiscal year for services rendered in all capacities to the Company (including its subsidiaries) for the fiscal years ended March 29, 2003, March 30, 2002 and March 31, 2001.

                                                                            LONG TERM COMPENSATION
                                                                                    AWARDS
                                            ANNUAL COMPENSATION            ------------------------
                                    ------------------------------------   RESTRICTED    SECURITIES
                                                            OTHER ANNUAL     STOCK       UNDERLYING     ALL OTHER
                                     SALARY       BONUS     COMPENSATION     AWARDS       OPTIONS      COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR      ($)         ($)         ($)(1)         ($)           (#)            ($)
---------------------------  ----   ---------   ---------   ------------   ----------    ----------   --------------
Ralph Lauren.............    2003   1,000,000   5,400,000          --              0      250,000         517,135(2)
  Chairman of the Board      2002   1,000,000   3,533,000          --              0      250,000       3,192,075(2)
    and Chief Executive      2001   1,000,000   5,556,000          --              0      250,000       3,213,638(2)
    Officer
F. Lance Isham...........    2003     900,000   1,490,400     210,612(3)           0      100,000         306,652(4)
  Vice Chairman              2002     900,082     543,375     310,612(3)           0      100,000         262,812(4)
                             2001     900,000   1,366,200          --              0      200,000         305,562(4)
Roger N. Farah...........    2003     900,000   2,592,000          --      5,490,000(5)   500,000         431,734(6)
  President and Chief        2002     900,000     723,375          --              0      100,000          81,169(6)
    Operating Officer        2001     858,461   1,546,200          --      2,000,000(5)   350,000         122,757(6)
Douglas L. Williams......    2003     705,000     861,400          --              0       55,000          94,021(7)
  Group President            2002     704,903     340,785          --              0       55,000          65,582(7)
                             2001     700,000     766,500          --              0       42,000          90,117(7)
Gerald M. Chaney.........    2003     450,000     324,000          --              0       30,000          40,602(8)
  Senior Vice President      2002     443,269     116,484          --              0       35,000          28,012(8)
    and Chief Financial      2001     138,942(9)   200,000         --              0       25,000               0
    Officer

---------------

(1) As permitted by SEC rules, excludes Other Annual Compensation that did not exceed, in the aggregate, the lesser of $50,000 and 10% of the total salary and bonus of the Named Executive Officer.

(2) The amounts reported under "All Other Compensation" in fiscal 2003, fiscal 2002 and fiscal 2001 for Mr. Lauren include the value of Company-paid premiums on split-dollar life insurance policies on the lives of the executive and his spouse in the amounts of $501,154, $3,169,161 and $3,190,904, respectively. The Company will recover all premiums paid by it at the time death benefits are paid thereon, and may recover such amounts earlier under certain circumstances. See "Certain Relationships and Related Transactions." The Company ceased paying such premiums in fiscal 2003. The amounts reported in fiscal 2003, fiscal 2002 and fiscal 2001 also reflect:
    (i) supplementary medical benefits in the amounts of $14,349, $18,475 and $19,334, respectively; and (ii) benefits paid under the Company's 401(k) plans in the amounts of $1,632, $4,439 and $3,400, respectively.

(3) The amounts reported under "Other Annual Compensation" for Mr. Isham represent allowances related to his relocation to London at the Company's request.

(4) The amounts reported under "All Other Compensation" in fiscal 2003, fiscal 2002 and fiscal 2001 for Mr. Isham reflect: (i) the value of Company-paid premiums on split-dollar life insurance policies on behalf of the executive officer in the amounts of none, $2,109 and $3,752, respectively; (ii) contributions to the Company's Supplemental Executive Retirement Plan in the amounts of $119,520, $72,169 and $113,310, respectively; (iii) contributions to the Company's deferred compensation trust in the amount of $180,000 each year and (iv) amounts contributed to the Company's 401(k) Plan in the amounts of $7,132, $8,534 and $8,500, respectively. The split-dollar life insurance arrangement was terminated in fiscal 2003.

(5) On April 12, 2000, Mr. Farah was granted 118,299 restricted shares of Class A Common Stock with a fair market value of $2,000,000, or $16.91 per share, based upon the mean between the high and low sales price per share of Class A Common Stock on that date. The April 12, 2000 grant of restricted shares vest ratably on each of the second, third, fourth and fifth anniversary of the grant date, subject to Mr. Farah's continued employment with the Company. On July 23, 2002, Mr. Farah was granted 300,000 restricted shares of Class A Common Stock with a fair market value of $5,490,000, or $18.30 per share, based upon the closing price per share of Class A Common Stock on that date. The July 23, 2002 grant of restricted shares vest ratably on each of the first, second, third, fourth and fifth anniversary of the grant date, subject to Mr. Farah's continued employment with the Company. Dividends are paid on the shares of restricted stock granted to Mr. Farah, although any dividends paid with respect to shares of restricted stock that have not vested are withheld by the Company and paid only when and if such shares become fully vested. At March 29, 2003, the aggregate number of restricted shares held by Mr. Farah was 359,149 and the aggregate value thereof (based upon the closing price of the Company's Class A Common Stock as of March 28, 2003, the last trading day in fiscal 2003) was $8,026,980.

(6) The amounts reported under "All Other Compensation" for Mr. Farah reflect:
    (i) a contribution to the Company's Supplemental Executive Retirement Plan in the amounts of $174,600, $81,169 and $122,310 in fiscal 2003, fiscal 2002 and fiscal 2001, respectively; (ii) supplementary medical benefits in the amount of $447 in fiscal 2001; (iii) contributions to the Company's deferred compensation trust in the amount of $250,002 in fiscal 2003; and (iv) amounts contributed to the Company's 401(k) Plan in the amount of $7,132 in fiscal 2003.

(7) The amounts reported under "All Other Compensation" in fiscal 2003, fiscal 2002 and fiscal 2001 for Mr. Williams reflect: (i) the value of Company paid premiums on split-dollar life insurance policies on behalf of the executive officer in the amounts of $5,296, $5,506 and $5,718, respectively; (ii) supplementary medical benefits in the amounts of $3,273, $292 and $2,574, respectively; (iii) contributions to the Company's Supplemental Executive Retirement Plan in the amounts of $78,320, $52,289 and $73,325, respectively; and (iv) amounts contributed to the Company's 401(k) Plan in the amounts of $7,132, $7,495 and $8,500, respectively. The split-dollar life insurance arrangement was terminated in fiscal 2003.

(8) The amounts reported under "All Other Compensation" for Mr. Chaney reflect:
    (i) supplementary medical benefits in the amount of $270 in fiscal 2003;
    (iii) contributions to the Company's Supplemental Executive Retirement Plan in the amounts of $38,700 and $28,012 in fiscal 2003 and fiscal 2002, respectively; and (iv) amounts contributed to the Company's 401(k) Plan in the amounts of $1,632 in fiscal 2003.

(9) The amount reported under "Salary" in fiscal 2001 for Mr. Chaney reflect compensation paid to him during the period from November 27, 2000 to March 31, 2001.

OPTION GRANTS IN FISCAL 2003

     Unless otherwise noted in the table below, the options granted in fiscal 2003 to the Named Executive Officers have a term of 10 years, were granted pursuant to the Company's Long-Term 1997 Stock Incentive Plan on June 7, 2002, and vest ratably on each of the first, second and third anniversary of the grant date.

                                                            INDIVIDUAL GRANTS
                                  ----------------------------------------------------------------------
                                  NUMBER OF     PERCENT OF
                                  SECURITIES   TOTAL OPTIONS
                                  UNDERLYING    GRANTED TO     EXERCISE                      GRANT DATE
                                   OPTIONS     EMPLOYEES IN      PRICE                         PRESENT
                                  GRANTED(#)    FISCAL 2003    ($/SHARE)   EXPIRATION DATE   VALUE($)(2)
                                  ----------   -------------   ---------   ---------------   -----------
Ralph Lauren....................   250,000           9.4%       $24.78      June 7, 2012     $2,627,200
F. Lance Isham..................   100,000           3.8%       $24.78      June 7, 2012     $1,050,880
Roger N. Farah..................   100,000           3.8%       $24.78      June 7, 2012     $1,050,880
                                   400,000(1)       15.0%       $18.22     July 23, 2012     $4,203,520
Douglas L. Williams.............    55,000           2.1%       $24.78      June 7, 2012     $  577,984
Gerald M. Chaney................    30,000           1.1%       $24.78      June 7, 2012     $  315,264

---------------

(1) These options were granted on July 23, 2002 and vest ratably on each of the second, third and fourth anniversary of the grant date.

(2) As permitted by SEC rules, the Company has elected to calculate the Grant Date Present Value of the options set forth in this table using the Black-Scholes option-pricing model. The Company's use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option models require a prediction about the future movement of stock price. The following assumptions were made for purposes of calculating the Grant Date Present Values: expected time of exercise of 5.2 years, volatility of 47.25%, risk-free interest rate of 3.69% and, as the Company did not declare a dividend until May 2003, no future dividends. The actual value of the options in this table will depend upon the actual market value of the Company's stock during the applicable period and upon when options are exercised. The dollar amounts in this column are not intended to forecast potential future appreciation, if any, of the Company's Class A Common Stock.

AGGREGATED OPTION EXERCISES IN FISCAL 2003 AND FISCAL 2003 YEAR-END OPTION
VALUES

     The following table sets forth information concerning options that the Company's Named Executive Officers exercised during fiscal 2003 and the number of shares subject to both exercisable and unexercisable stock options as of March 29, 2003. The table also reports values for "in-the-money" options that represent the positive spread between the exercise prices of such options and $22.35 per share, the closing sale price of the Class A Common Stock on the New York Stock Exchange on March 28, 2003, the last trading day in fiscal 2003.

                                                            NUMBER OF SECURITIES         VALUE OF SECURITIES
                                                           UNDERLYING UNEXERCISED            UNEXERCISED
                               SHARES                            OPTIONS ON              IN-THE-MONEY OPTION
                             ACQUIRED ON      VALUE           MARCH 29, 2003(#)         ON MARCH 28, 2003($)
                             EXERCISE(#)   REALIZED($)    EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
                             -----------   ------------   -------------------------   -------------------------
Ralph Lauren...............         0              0          1,250,000/500,000            2,203,125/698,438
F. Lance Isham.............         0              0            408,667/233,333            1,440,000/558,750
Roger N. Farah.............         0              0            266,667/683,333          1,466,042/2,385,020
Douglas L. Williams........     7,000        $97,781            280,333/105,667              902,563/117,343
Gerald M. Chaney...........         0              0              28,334/61,666                          0/0

EQUITY COMPENSATION PLAN INFORMATION AT MARCH 29, 2003

     The following table sets forth information as of March 29, 2003 regarding compensation plans under which the Company's equity securities are authorized for issuance.

                                               (A)                   (B)                     (C)
                                       --------------------   -----------------   -------------------------
                                                                                    NUMBER OF SECURITIES
                                                                                   REMAINING AVAILABLE FOR
                                       NUMBER OF SECURITIES   WEIGHTED-AVERAGE      FUTURE ISSUANCE UNDER
                                        TO BE ISSUED UPON     EXERCISE PRICE OF   EQUITY COMPENSATION PLANS
                                           EXERCISE OF           OUTSTANDING        (EXCLUDING SECURITIES
PLAN CATEGORY                          OUTSTANDING OPTIONS       OPTIONS($)       REFLECTED IN COLUMN (A))
-------------                          --------------------   -----------------   -------------------------
Equity compensation plans approved by
  security holders...................       10,767,572              22.75                  7,178,035
Equity compensation plans not
  approved by security holders.......               --                 --                         --
Total................................       10,767,572              22.75                  7,178,035

---------------

(1) 6,796,535 of the securities remaining available for future issuance set forth in column (c) may be in the form of options, stock appreciation rights, restricted stock, restricted stock units, performance awards or other stock-based awards under the Company's 1997 Long-Term Stock Incentive Plan. An additional 385,293 outstanding shares of restricted stock granted under the Company's 1997 Long-Term Stock Incentive Plan that remain subject to forfeiture are not reflected in column (c).

EXECUTIVE COMPENSATION AGREEMENTS

     Ralph Lauren's Prior Employment Agreement. The five-year initial term of the amended and restated employment agreement pursuant to which Ralph Lauren was employed as the Chairman of the Board and Chief Executive of the Company (the "Prior Employment Agreement") expired in June 2002. That agreement provided for automatic successive one-year extensions of the term unless either Mr. Lauren or the Company gave prior written notice electing not to extend the term, and the term had been so extended. In June 2003, the Compensation Committee, which had engaged an independent benefit consultant and independent counsel to assist it, recommended to the Board of Directors an amendment and restatement of the Prior Employment Agreement for a new five-year term. The Board approved the amendment and restatement, which became effective on June 23, 2003 (the "New Employment Agreement") and is described below under the heading "Ralph Lauren's New Employment Agreement."

     Under the Prior Employment Agreement, Mr. Lauren was entitled to an annual base salary of $1 million and, since fiscal 2000, an annual bonus opportunity of up to $8 million, based upon the achievement of Company financial performance goals established under the Company's Executive Officer Annual Incentive Plan. He was eligible to participate in all employee benefit plans and arrangements of the Company for its senior executive officers. In addition, the Company was obligated, until fully funded in accordance with applicable insurance projections, to continue to maintain, and make premium contributions with respect to, certain split-dollar and other life insurance arrangements between the Company and Mr. Lauren, his family and/or life insurance trusts for the benefit of any of them, that had previously been maintained or contributed to by the Company. The aggregate amount of these premiums paid by the Company exceeded $3 million in both fiscal 2002 and fiscal 2001. The Company ceased paying such premiums during fiscal 2003 after the enactment of the Sarbanes-Oxley Act, as such payments might be construed as loans prohibited by such Act. See "Executive Compensation -- Summary Compensation Table."

     If Mr. Lauren's employment had terminated as a result of his death or disability, he or his estate would have been entitled to receive a lump sum cash payment equal to the sum of: (i) his base salary through the date on which his death or termination due to disability occurred; (ii) any accrued and unpaid compensation for any prior fiscal year; and (iii) a pro rata portion of the annual bonus he would otherwise have received for the fiscal year in which his death or termination due to disability occurred. In addition, any unvested options held by Mr. Lauren would have vested immediately and remained exercisable for a period of three years after his employment terminated.

     If Mr. Lauren had resigned for good reason (as defined in the Prior Employment Agreement), or if the Company had terminated Mr. Lauren's employment without cause (as defined in the Prior Employment Agreement) or elected not to extend the term of the agreement, Mr. Lauren would have been entitled to receive a lump sum cash payment equal to the sum of: (i) his base salary otherwise payable through three years from the date of termination; (ii) any accrued but unpaid compensation for any prior fiscal year; and (iii) three times the average annual bonus paid to Mr. Lauren for the two fiscal years immediately preceding the termination of his employment. In addition, any unvested options would have continued to vest on schedule, provided that Mr. Lauren complied with certain non-compete and other restrictive covenants. During the three-year severance period, the Company would have been obligated to continue to provide Mr. Lauren with office facilities and secretarial assistance, welfare and medical plan coverage and certain other fringe benefits, and to continue to maintain and fund the life insurance arrangements referred to above.

     If Mr. Lauren had resigned without good reason or had elected not to renew the term of his employment agreement, or if the Company had terminated Mr. Lauren's employment for cause, then Mr. Lauren would have been entitled to a lump sum cash payments equal to: (i) the sum of his base salary through the date of termination; (ii) any accrued but unpaid compensation for any prior fiscal year; and (iii) and a pro rata portion of his annual bonus for the fiscal year in which termination occurred, to be paid when bonuses are normally paid. In addition, any unvested options held by Mr. Lauren would have been forfeited.

     Under Mr. Lauren's Prior Employment Agreement, he could not compete with the Company during the term of his employment. In addition, if Mr. Lauren had resigned his employment with or without good reason, or the Company had terminated Mr. Lauren's employment without cause, then Mr. Lauren could not compete with the Company for two years from the date of his termination of employment. If Mr. Lauren's employment was terminated by the Company for cause, the Company could have elected to prohibit Mr. Lauren from competing with the Company for up to two years in consideration for the payment of an amount equal to his base salary and the average annual incentive bonus awarded to him for the two fiscal years immediately preceding the termination of his employment for each year that Mr. Lauren is prohibited from competing with the Company.

     Ralph Lauren's New Employment Agreement. The New Employment Agreement became effective as of June 23, 2003 and provides for an initial term that ends on the last day in the Company's 2008 fiscal year, subject to automatic, successive one-year extensions thereafter unless either party gives the other at least 90 days' notice that the term will not be extended.

     The terms of the New Employment Agreement are substantially similar to the Prior Employment Agreement described above, with the following exceptions: The range of the bonus opportunity for each fiscal year will be as determined by the Compensation Committee of the Board, but the annual target bonus opportunities for fiscal years 2004 through 2008 will be $8 million, $9 million, $10 million, $11 million and $12 million, respectively, based upon the achievement of Company financial performance goals under the Company's Executive Officer Annual Incentive Plan. The maximum bonus that may be paid in any fiscal year is 150% of the target bonus for that fiscal year, provided that in no event may the annual bonus exceed the maximum annual bonus permitted to be paid to any single individual under the Company's Executive Officer Annual Incentive Plan. To accommodate the increase in Mr. Lauren's maximum bonus opportunity under the New Employment Agreement, the Company has proposed for approval by the stockholders an amendment to the Executive Officer Annual Incentive Plan increasing the maximum annual bonus from $10 million to $18 million. Please see Proposal 2 of this proxy statement for a more complete discussion of this amendment.

     The increase in Mr. Lauren's performance-based annual cash incentive compensation opportunity in the New Employment Agreement reflects, among other things, the Company's domestic and international growth and increased profitability during the term of the Prior Employment Agreement, the termination of the Company's obligation to pay split-dollar and other insurance premiums discussed below, and the facts that the Prior Employment Agreement dated back to the Company's initial public offering in 1997 and Mr. Lauren's compensation arrangements thereunder had not been revised since the Company's 2000 fiscal year.

     In addition, under the New Employment Agreement, Mr. Lauren will receive annual option grants to purchase 150,000 shares of the Company's Class A Common Stock and annual grants of 100,000 restricted stock units each under the Company's 1997 Long-Term Stock Incentive Plan. The options will have a term of ten years and will vest ratably on the first three anniversaries of the date of grant, subject to accelerated vesting upon termination of employment in certain circumstances as discussed above. Each annual grant of restricted stock units will vest in its entirety on the fifth anniversary of the grant, subject to accelerated vesting upon Mr. Lauren's termination of employment (except for a termination by the Company for cause or a voluntary resignation without good reason that occurs prior to the last day of Company's 2008 fiscal year), and will be payable in shares of Company common stock as soon as practicable following the date of Mr. Lauren's termination of employment with the Company. With respect to each restricted stock unit, Mr. Lauren is also entitled to dividend equivalents in the form of additional restricted stock units upon the issuance of a cash dividend on the Company common stock.

     Under the New Employment Agreement, the Company has no further obligation to maintain and/or make premium payments or contributions with respect to the various split-dollar and other life insurance arrangements described above. However, the Company remains entitled to reimbursement for any insurance premiums previously contributed. Finally, upon a termination of Mr. Lauren's employment by the Company for cause, Mr. Lauren will be bound by a two-year non-compete covenant (as well as other restrictive covenants) without the right to receive any additional compensation.

     F. Lance Isham's Employment Agreement. Mr. Isham, Vice Chairman, has an employment agreement with the Company that provides for his employment through November 10, 2003, subject to automatic, successive one-year extensions thereafter unless either party gives the other at least 12 months' prior notice that the term will not be extended. Mr. Isham is entitled to annual base salary of not less than $900,000, and he is eligible to earn an annual incentive bonus ranging from 115% to 230% of his annual base salary, based upon the achievement of Company performance goals established under the Company's Executive Officer Annual Incentive Plan.

     If Mr. Isham resigns for good reason (as defined in his employment agreement) or if the Company terminates his employment for any reason other than death, disability or cause (as defined in his employment agreement), Mr. Isham would be entitled to receive, within 30 days, a pro-rata incentive bonus for the portion of the then current fiscal year that had elapsed prior to the termination of his employment (based on the average annual incentive bonus paid to him for the two immediately preceding fiscal years) plus an amount, payable over a three-year period, equal to the sum of: (i) three times his annual base salary and (ii) two times the average annual incentive bonus paid to Mr. Isham for the two immediately preceding fiscal years. In addition, Mr. Isham would be entitled to (i) continued participation in the Company's health benefit plans during such three-year period and (ii) continued use of his Company automobile until the then existing lease expires. The restricted stock and stock options granted to Mr. Isham under his employment agreement that remained unvested would continue to vest, and such options would remain exercisable for a period of at least one year, provided that he continued to comply with the non-competition and other restrictive covenants contained in his agreement. If a change of control of the Company occurred prior to any such termination of Mr. Isham's employment, he would be entitled to elect to receive the foregoing severance payments in two equal lump sum installments, the first payable within 30 days after the date of termination and the second on the first anniversary of the date of termination, respectively.

     If the Company at any time elects not to extend the term of his employment agreement, Mr. Isham would be entitled to receive an amount, payable in twelve equal monthly installments, equal to the sum of (i) his annual base salary, and
(ii) the average annual incentive bonus paid to him for the two immediately preceding fiscal years, and any then unvested restricted shares or options that were granted to Mr. Isham under his employment agreement would continue to vest as described in the preceding paragraph. If Mr. Isham resigns without good reason or elects not to renew the term, or if the Company terminates his employment for cause, he would be entitled to receive only his base salary through the date of termination, and any then unvested restricted shares or options granted to Mr. Isham under his employment agreement will be forfeited. In the event of Mr. Isham's termination due to his death or disability, he would be entitled to any payments due to him through the date of termination, including a payment of a pro rata portion of the annual incentive bonus to which he would have been entitled for the year of termination, any unvested restricted shares and options granted to Mr. Isham under his employment agreement would vest, and such options would remain exercisable for a period of three years.

     Mr. Isham may not compete with the Company during the term of Mr. Isham's employment. If Mr. Isham resigns his employment with or without good reason, or the Company terminates his employment without cause, then he cannot compete with the Company for two years after the date of termination of his employment. If Mr. Isham's employment is terminated for cause, the Company may elect to prohibit him from competing with the Company for up to two years in consideration of the payment of an amount equal to his base salary and bonus (based on the average annual incentive bonus over the preceding two years) for each year that Mr. Isham is prohibited from competing with the Company.

     The Company has entered into a deferred compensation agreement with Mr. Isham, effective as of April 2, 1995 and amended as of November 28, 2000. This agreement provides that the Company will, on a monthly basis, contribute to Company's deferred compensation trust, and credit to a book reserve account in Mr. Isham's name, an amount equal to 20% of Mr. Isham's monthly base salary, provided that Mr. Isham is employed with the Company on the last day of such month. Funds invested under the Company's deferred compensation trust continue to be part of the general funds of the Company. Mr. Isham is vested in his deferred compensation account.

     Roger N. Farah's Employment Agreement. Mr. Farah's employment agreement, as amended and restated as of July 23, 2002, provides for his employment as President and Chief Operating Officer through December 31, 2007 (extended from April 12, 2005 prior to the amendment and restatement), subject to automatic, successive one year extensions thereafter unless either party gives the other at least 180 days' prior notice that the term will not be extended. Mr. Farah's annual base salary is $900,000, and he is eligible to receive an annual incentive bonus ranging from 100% to 300% of his annual salary, based upon the achievement of Company or other performance goals established under the Company's Executive Officer Annual Incentive Plan by the Compensation Committee, with a target bonus of 200% of his annual salary.

     In addition, Mr. Farah is also entitled to receive $250,000 per year for fiscal years 2003 through 2008 in the form of deferred compensation, which is credited monthly to the Company's deferred compensation trust; this deferred compensation generally vests over five years, subject to accelerated vesting upon Mr. Farah's termination by the Company without cause (as defined in his employment agreement), Mr. Farah's termination of his employment for good reason (as defined in his employment agreement) or Mr. Farah's death or disability. The vested deferred compensation is payable to Mr. Farah upon the earlier of January 1, 2012 or his termination of employment.

     Mr. Farah is eligible to participate in all employee benefit plans and arrangements of the Company for its senior executive officers, and receives a monthly car allowance. In connection with the amendment and restatement of his employment agreement, on July 23, 2002 Mr. Farah was granted 300,000 shares of restricted stock (see "Executive Compensation -- Summary Compensation Table") and 400,000 options to purchase the Company's Class A Common Stock (see "Executive Compensation -- Option Grants in Fiscal 2003"). If Mr. Farah resigns for good reason or if the Company terminates his employment for any reason other than death, disability, cause or non-renewal, Mr. Farah will be entitled to receive a pro rata portion of his target annual incentive bonus (as defined in his employment agreement) for the year of termination plus an amount, generally payable over Mr. Farah's severance period, equal to the sum of: (i) the severance multiplier times his annual base salary, and (ii) the severance multiplier times his target annual incentive bonus. Mr. Farah's severance multiplier is the greater of (i) the number of years remaining in the term up to three or (ii) two. The total number of months in the severance multiplier is Mr. Farah's severance period. Mr. Farah will be entitled to exercise any options granted to him before July 23, 2002 until the later of April 12, 2005 or the first anniversary of the termination date, and to exercise any vested options granted to him on or after July 23, 2002 until the later of December 31, 2007 or the first anniversary of the termination date. Upon any such termination, the options granted to him on July 23, 2002 shall vest in an amount equal to the greater of (x) the percentage of such options that would have been vested on the July 23 following his termination if no termination had occurred or (y) 50% of such options. In addition, Mr. Farah shall vest in the greater of the number of restricted shares granted to him on July 23, 2002 that would have vested as of the July 23 following his termination if no termination had occurred or 50% of such restricted shares. In addition, Mr. Farah will be entitled to continued participation in the Company's health benefit plans and continued payment of his automobile allowance during the severance period. If a change of control of the Company occurs prior to any such termination of employment, then Mr. Farah may elect to receive the cash severance payments described above in two equal lump sum installments, the first payable within 30 days after the date of termination and the second on the first anniversary of the date of termination, and all options and restricted shares awarded to him, whether pursuant to his employment agreement or otherwise, will immediately vest and remain exercisable for a period of at least one year.

     If either the Company or Mr. Farah elects not to extend the term of his employment, Mr. Farah will be entitled to receive his salary through the date of termination plus the annual incentive bonus he would have been entitled to receive had he been employed by the Company through the end of the fiscal year, prorated to the date of termination. If it is the Company that elects not to extend the term, Mr. Farah will also be entitled to receive an amount, payable in twelve equal monthly installments, equal to the sum of (i) his annual base salary, and (ii) his target annual incentive bonus. If the Company terminates Mr. Farah for cause or Mr. Farah resigns other than for good reason, he is entitled to receive only his base salary through the date of termination. In the event of Mr. Farah's termination due to his death or disability, Mr. Farah is entitled to receive all payments due to him through the date of his death or termination due to disability, including a pro-rated annual incentive bonus for the year of termination.

     Mr. Farah may not compete with the Company during the term of Mr. Farah's employment and for 12 months thereafter.

     Douglas L. Williams' Employment Agreement. Mr. Williams' employment agreement provides for his employment as Group President through January 1, 2005, subject to automatic, successive one year extensions thereafter unless either party gives at least 180 days' prior notice that the term will not be extended. Mr. Williams' annual base salary is $705,000, and he is entitled to receive an annual incentive bonus ranging from 75% to 150% of his annual base salary, based upon the achievement of Company performance goals established under the Company's Executive Officer Annual Incentive Plan.

     If Mr. Williams resigns for good reason (as defined in his employment agreement) or if the Company terminates his employment for any reason other than death, disability or cause (as defined in his employment agreement), then Mr. Williams will be entitled to receive a pro rata portion of his incentive bonus for the year of termination (based on the average of the annual incentive bonuses paid to him over the two immediately preceding fiscal years), plus an amount equal to the sum of: (i) two times his annual base salary (or, if greater, the number of full and fractional years remaining in the initial term of his employment agreement) and (ii) the average of the annual incentive bonuses paid to him for the two immediately preceding fiscal years. Payments will be made in equal monthly installments over a period of two years or, if longer, the remaining portion of the initial term of his employment agreement (the "Williams Severance Period"). In addition, Mr. Williams will be entitled to
(i) continued participation in the Company's health benefit plans during the Williams Severance Period and (ii) continued use of his Company automobile or payment of his automobile allowance, as applicable, until the expiration of the Williams Severance Period. If a change of control of the Company shall have occurred prior to the termination of Mr. Williams' employment, Mr. Williams may elect to receive the cash severance payments described above in two equal lump sum installments, the first payable within 30 days after the date of termination and the second on the first anniversary of the date of termination.

     If Mr. Williams' employment terminates due to either the Company's or Mr. Williams' election not to extend the term, Mr. Williams will be entitled to receive his salary through the date of termination plus the annual incentive bonus, if any, that he would have been entitled to receive had he remained in the Company's employment through the end of its fiscal year, prorated to the date of termination. If it is the Company that elects not to extend the term, then Mr. Williams will also be entitled to receive an amount, payable in twelve equal monthly installments, equal to the sum of (i) his annual base salary, plus
(ii) his average annual incentive bonus paid for the two immediately preceding fiscal years. If Mr. Williams resigns without good reason or if the Company terminates his employment for cause, Mr. Williams will be entitled to receive only his base salary through the date of termination. In the event of Mr. Williams' termination due to his death or disability, Mr. Williams or his estate will be entitled to receive all payments due to him through the date of his death or termination due to disability including a payment of a pro rata portion of his annual incentive bonus for the year of termination (based on the average annual incentive bonus paid to him for the preceding two years).

     Mr. Williams may not compete with the Company during the term of his employment. If Mr. Williams resigns his employment with or without good reason, or if the Company terminates his employment without cause, he cannot compete with the Company for twelve months from the date of termination of his employment. If Mr. Williams' employment is terminated for cause, the Company may elect to prohibit him from competing with the Company for up to twelve months in consideration for the monthly payment of an amount equal to one-twelfth of Mr. Williams' base salary and bonus (based on the average of the annual incentive bonuses paid to Mr. Williams over the two immediately preceding fiscal years).

     Gerald M. Chaney's Employment Agreement. Mr. Chaney's employment agreement provides for his employment through January 1, 2004. Mr. Chaney's annual base salary is $450,000, and he is entitled to participate in any annual bonus program that the Company maintains and is applicable to Mr. Chaney. If the Company terminates Mr. Chaney's employment for any reason other than death, disability or cause (as defined in his employment agreement), Mr. Chaney will be entitled to continue to receive, in accordance with the Company's normal payroll practices, an amount equal to his base salary for a period of one year or the remaining term of his employment agreement, whichever is longer (the "Chaney Severance Period"), plus an amount, payable at the end of the Chaney Severance Period equal to the bonus that Mr. Chaney received for the fiscal year immediately preceding the fiscal year in which his employment was terminated. In addition, Mr. Chaney will be entitled to continue his participation in any group medical, dental or life insurance plans during the Chaney Severance Period. If a change of control of the Company shall have occurred prior to the termination of Mr. Chaney's employment without cause, Mr. Chaney will be entitled to receive a lump sum amount, payable within 15 days after the termination of his employment, equal to twice the sum of his base annual salary and the bonus paid to him for the fiscal year immediately preceding the fiscal year in which his employment was terminated, any unvested options held by Mr. Chaney will immediately vest, and all options held by him will remain exercisable for six months.

     If Mr. Chaney voluntarily terminates his employment, or if the Company terminates his employment for cause, Mr. Chaney will be entitled to receive only his base salary through the date of termination. In the event of Mr. Chaney's termination due to his death or disability, Mr. Chaney or his estate will be entitled to receive all payments due him through the date of his death or termination due to disability. Mr. Chaney may not compete with the Company during the term of his employment and for a period of one year thereafter. The one-year post-termination non-compete period will not apply, however, if the Company terminates Mr. Chaney's employment agreement without cause.

CODE OF ETHICS FOR PRINCIPAL EXECUTIVE OFFICERS AND SENIOR FINANCIAL OFFICERS

     The Board of Directors has adopted a written Code of Ethics that is applicable to the Company's Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Principal Accounting Officer, Controller and persons performing similar functions. The Company's Code of Ethics is designed to deter wrongdoing and to promote:

     - honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

     - full, fair, accurate, timely, and understandable disclosure in reports and documents that the Company files with, or submits to, the SEC and in other public communications made by the Company;

     - compliance with applicable governmental laws, rules and regulations;

     - the prompt internal reporting of violations of the Code to the Chairperson of the Company's Audit Committee; and

     - accountability for adherence to the Code.

     The Company's Code of Ethics is filed as an exhibit to its Annual Report on Form 10-K. Any amendments to or waivers from the Company's Code of Ethics will be posted on the Company's web-site at http://investor.polo.com.

COMPENSATION COMMITTEE REPORT

     Compensation Philosophy. The Company's compensation philosophy, as formulated by the Compensation Committee and endorsed by the Board of Directors, is designed to attract, motivate and retain highly qualified executives and to support a performance-oriented environment that rewards achievement of the Company's short and long-term goals. Consistent with this philosophy, a key objective of the Committee is to ensure that the executive compensation program links a significant portion of compensation directly to operating performance. The employment agreements of each of Mr. Lauren and Mr. Farah were extended, amended and restated in fiscal 2003 in accordance with this philosophy.

     The Company's compensation structure consists of base salary, variable annual cash bonuses, long-term incentive awards in the form of stock options and restricted stock awards, benefits and deferred compensation. These components of compensation are reviewed both internally and externally relative to companies that compete with the Company for business and/or executive and creative talent to ensure the appropriateness of the Company's executive pay program.

     Base Salary and Bonus. The Company's employment agreements with Mr. Lauren and certain other executives set forth base salary amounts and provide for an annual bonus payable for attaining performance goals. Annual bonuses for Messrs. Lauren, Isham, Farah and Williams for fiscal 2003 were provided under the Executive Officer Annual Incentive Plan. The Plan is designed (i) to promote the success of the Company; (ii) to provide designated executives with an opportunity to receive incentive compensation dependent upon that success; and
(iii) to provide awards that are "qualified performance-based" compensation under Section 162(m) of the Code. See "-- Certain Tax Matters" below.

     Payment of annual cash incentive awards to participants is conditioned upon the attainment of pre-established performance goals set by the Committee to reflect Company and/or business unit performance using one or more of the following performance measures: basic or diluted earnings per share, net revenues, gross profit, income before income taxes, income before income taxes less a charge for capital, return on capital, return on equity, return on investment, working capital ratios, operating expenses as a percentage of net revenues, selling, general and administrative expenses as a percentage of net revenues, inventory turn rate and inventory shrinkage control, each as determined in accordance with generally accepted accounting principles as consistently applied by the Company.

     Performance measures may vary from performance period to performance period and from participant to participant and may be established on a stand-alone basis, in tandem or in the alternative. If so determined by the Committee, performance relative to goals may be adjusted, to the extent permitted under
Section 162(m) of the Code, to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. Additionally, except in the case of Mr. Lauren, bonus payments may be adjusted relative to strategic goals. Amounts payable under the Plan may be reduced or eliminated, but cannot be increased.

     For fiscal 2003, annual bonuses for executives (other than Messrs. Lauren, Isham, Farah and Williams) were provided for by the Executive Incentive Plan. The Executive Incentive Plan is designed to motivate executives and other key employees of the Company to achieve and exceed the Company's annual financial and strategic goals, and in the case of employees with operating division responsibility, the goals of the executive's operating division.

     Under the Executive Incentive Plan, each participant is eligible for a range of incentive bonuses (each expressed as a percent of such participant's gross fiscal salary earnings) according to his or her position in the Company, if pre-established operating income objectives of the Company and/or of the participant's operating division are met. In fiscal 2003, the bonus awards of the Company's Division Presidents and Executive Vice Presidents under the Executive Incentive Plan were based 50% on corporate objectives and 50% on divisional performance goals. The bonus awards of most other participants working in the Company's operating divisions were based 30% on the satisfaction of corporate objectives and 70% on the satisfaction of objectives for the participant's operating division. In addition, designated participants working in centralized Company positions had their incentive awards determined entirely on overall Company performance.

     All incentive bonuses under the Executive Incentive Plan were adjusted based on the achievement of Company-wide strategic goals relative to inventory turn rate and expense reduction. No payments will be made under the Executive Incentive Plan in any fiscal year in which the Company is not profitable, regardless of the performance of any particular division.

     Long-Term Equity-Based Incentives. The Committee is responsible for determining long-term equity-based incentive grants to eligible executive officers and employees of the Company. Individual stock option awards granted during fiscal 2003 under the 1997 Stock Incentive Plan were determined based on the executive's position in the Company and an assessment of the prevailing compensation levels among the Company's competitors and U.S. general industry companies. Awards also may include restricted stock and other performance and stock-based awards.

     Chief Executive Officer Compensation. During fiscal 2003, Mr. Ralph Lauren, the Company's Chairman and Chief Executive Officer, was paid a base salary of $1 million. This amount was governed by the terms of the employment agreement between Mr. Lauren and the Company that was in effect during fiscal 2003. On June 23, 2003, Mr. Lauren's employment agreement was amended and restated. The agreement in effect during fiscal 2003 and the New Employment Agreement are each described above under "Executive Compensation -- Executive Compensation Agreements."

     The employment agreement in effect during fiscal 2003 provided for an annual bonus payment within a range of none to $8 million. Based on the Company's achievement of performance goals relative to income before income taxes established by the Committee, for fiscal 2003, Mr. Lauren received an incentive bonus of $5,400,000, equal to 102% of his target bonus opportunity.

     In June 2002 the Company granted Mr. Lauren 250,000 stock options with an exercise price set at the fair market value of the Class A Common Stock on the date of the grant as part of the annual stock option grant cycle. These options vest ratably on each of the first, second and third anniversary of the date of grant.

     Certain Tax Matters. Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation over $1 million paid to the corporation's Chief Executive Officer and the four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. The Company's Executive Officer Annual Incentive Plan is designed to permit the deductibility for federal income tax purposes of awards to the Company's executive officers.

     In making its decisions, the Committee considers the deductibility of executive compensation, but reserves the right to compensate executive officers in a manner commensurate with performance and the competitive environment for executive and creative talent. As a result, some portion of compensation paid in the future to an executive officer whose compensation is subject to the deduction limits described above may not be deductible by the Company.

                                          Members of the Compensation Committee:

                                          Joel L. Fleishman (Chairperson)
                                          Frank A. Bennack, Jr.
                                          Terry S. Semel

                            STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total return (stock price appreciation plus dividends) on the Company's Class A Common Stock with the cumulative total return of the Standard & Poor's 500 Index and the Standard & Poor's SuperCap Apparel, Accessories & Luxury Goods Index, which replaced the Standard & Poor's SuperCap Textile Index during our 2002 fiscal year, for the period from March 27, 1998, the last day of trading in fiscal 1998, through March 28, 2003, the last trading day in fiscal 2003. The returns are calculated by assuming an investment in the Company's Class A Common Stock and each index of $100 on March 27, 1998, with all dividends reinvested.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                     MARCH 27, 1998 THROUGH MARCH 29, 2003

                           (STOCK PERFORMANCE GRAPH)

                       MARCH 27, 1998   APRIL 1, 1999   MARCH 31, 2000   MARCH 30, 2001   MARCH 28, 2002   MARCH 28, 2003
                       --------------   -------------   --------------   --------------   --------------   --------------
Polo Ralph Lauren
  Corporation........       $100           $ 65.48         $ 62.55          $ 92.05          $ 97.67          $ 74.81
S&P 500..............       $100           $118.46         $139.72          $109.43          $109.69          $ 82.53
S&P SuperCap Apparel,
  Accessories &
  Luxury Goods.......       $100           $ 84.18         $ 73.41          $ 91.33          $105.51          $105.18

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

REGISTRATION RIGHTS AGREEMENTS

     Certain of the Lauren Family Members (as defined below), certain investment funds associated with the Goldman Sachs Group, Inc. (collectively, the "GS Group") and the Company are parties to a Registration Rights Agreement (the "Registration Rights Agreement") pursuant to which each of the Lauren Family Members and GS Group have certain demand registration rights in respect of shares of Class A Common Stock (including Class A Common Stock issuable upon conversion of Class B Common Stock and Class C

Common Stock, as the case may be, held by them). With respect to the demand rights of the Lauren Family Members, the Lauren Family Members may make a demand once every nine months. With respect to the demand rights of the GS Group, the GS Group may make a demand once every nine months so long as the GS Group owns at least 10% of the Common Stock outstanding. Once its ownership of the Common Stock is less than 10% of the outstanding shares of Common Stock, the GS Group may make one additional demand; provided, however, that if the sale of Class A Common Stock pursuant to such demand registration does not result in the GS Group owning less than 5% of the Common Stock due to a cutback in the number of shares that it may include in such registration, such demand will not count as its one demand. In the case of each demand registration, at least $20 million of Class A Common Stock must be requested to be registered. The Lauren Family Members and the GS Group also have an unlimited number of piggyback registration rights in respect of their shares. The piggyback registration rights allow the holders to include all or a portion of the shares of Class A Common Stock issuable upon conversion of their shares of Class B Common Stock and Class C Common Stock, as the case may be, under any registration statement filed by the Company, subject to certain limitations.

     The Company is required to pay all expenses (other than underwriting discounts and commissions of the selling stockholders and taxes payable by the selling stockholders) in connection with any demand registration, as well as any registration pursuant to the exercise of piggyback rights. The Company also must indemnify such persons and any underwriters against certain liabilities, including liabilities arising under the Securities Act of 1933.

     As used in this proxy statement, the term "Lauren Family Members" includes only the following persons: (i) Ralph Lauren and his estate, guardian, conservator or committee; (ii) the spouse of Ralph Lauren and her estate, guardian, conservator or committee; (iii) each descendant of Ralph Lauren (a "Lauren Descendant") and their respective estates, guardians, conservators or committees; (iv) each Family Controlled Entity (as defined below); and (v) the trustees, in their respective capacities as such, of each Lauren Family Trust (as defined below). The term "Family Controlled Entity" means (i) any not-for-profit corporation if at least a majority of its board of directors is composed of Ralph Lauren, Mr. Lauren's spouse and/or Lauren Descendants; (ii) any other corporation if at least a majority of the value of its outstanding equity is owned by Lauren Family Members; (iii) any partnership if at least a majority of the economic interest of its partnership interests are owned by Lauren Family Members; and (iv) any limited liability or similar company if at least a majority of the economic interest of the Company is owned by Lauren Family Members. The term "Lauren Family Trust" includes trusts, the primary beneficiaries of which are Mr. Lauren, Mr. Lauren's spouse, Lauren Descendants, Mr. Lauren's siblings, spouses of Lauren Descendants and their respective estates, guardians, conservator or committees and/or charitable organizations, provided that if the trust is a wholly charitable trust, at least a majority of the trustees of such trust consist of Mr. Lauren, the spouse of Mr. Lauren and/or Lauren Family Members.

OTHER AGREEMENTS, TRANSACTIONS AND RELATIONSHIPS

     In connection with the reorganization that preceded the Company's initial public offering in June 1997, the stockholders of the Company and the Company entered into a stockholders' agreement (the "Stockholders' Agreement") which sets forth certain voting and other agreements for the period prior to completion of the initial public offering. All of the provisions of the Stockholders' Agreement terminated upon completion of the initial public offering, except for certain provisions relating to certain tax matters with respect to the Company's predecessor entities, certain restrictions on transfers of shares of Common Stock and indemnification and exculpation provisions.

     The Company has entered into indemnification agreements with each of its directors and certain executives. The indemnification agreements require, among other things, that the Company indemnify its directors and executives against certain liabilities and associated expenses arising from their service as directors and executives of the Company and reimburse certain related legal and other expenses. In the event of a change of control (as defined therein), the Company will, upon request by an indemnitee under the agreements, create and fund a trust for the benefit of such indemnitee sufficient to satisfy reasonably anticipated claims for indemnification.

     Four employees of the Company perform full-time services for Mr. Lauren which are non-Company related; three employees carry out domestic activities in Mr. Lauren's household and one employee works in an administrative assistant capacity. Mr. Lauren reimburses the Company for the full amount of the salary, benefits and other expenses relating to such employees. Pursuant to his employment agreement with the Company, Mr. Lauren will continue to be entitled to have such employees perform such services provided he reimburses the Company for the full amount of salary, benefits and other expenses relating to such employees. Amounts reimbursed by Mr. Lauren for his use of such four employees for non-Company related services in fiscal 2003 were approximately $349,838. In addition, during fiscal 2003, certain of the Company's creative services employees spent a portion of their time performing services for Mr. Lauren which are non-Company related. Mr. Lauren reimburses the Company for all direct expenses incurred by the Company in connection with such employees' performance of services for him, including an allocation of such employees' salaries and benefits. The Company anticipates that certain of its creative services employees will continue to perform services for Mr. Lauren in fiscal 2004. Amounts reimbursed to the Company by Mr. Lauren for the salaries and benefits of such creative services employees for non-Company related services in fiscal 2003 were approximately $160,693. In connection with the adoption of the "RRL" trademarks by the Company, pursuant to an agreement with the Company, Mr. Lauren retained the royalty-free right to use as trademarks "Ralph Lauren," "Double RL" and "RRL" in perpetuity in connection with, among other things, beef and living animals. The trademarks "Double RL" and "RRL" are currently used by the Double RL Company, an entity wholly owned by Mr. Lauren. In addition, Mr. Lauren has reserved the right to engage in personal projects involving non-Company related film or theatrical productions through RRL Productions, Inc., a Company wholly owned by Mr. Lauren. In addition, the Company paid the premiums on split-dollar life insurance policies on the lives of Mr. Lauren and his spouse for portions of fiscal 2003. See "Executive Compensation -- Summary Compensation Table."

     Mr. Jerome Lauren, the Executive Vice President of Menswear Design of the Company, is Mr. Ralph Lauren's brother.

     Mr. David Lauren, Senior Vice President of Advertising, Marketing and Corporate Communications of the Company, is Mr. Ralph Lauren's son.

     Mr. F. Lance Isham, Vice Chairman of the Company, relocated to London in February 2001. In connection with such relocation, Polo Jeans Company Europe, Ltd., a subsidiary of the Company, guaranteed the rental payments under Mr. Isham's residential lease. See "Executive Compensation -- Summary Compensation Table."

     In April 2002, Mr. Arnold H. Aronson, a member of the Company's Board of Directors, entered into a consulting agreement with one of the Company's subsidiaries to provide consulting services with respect to the development of the Ralph Lauren Home business. Pursuant to this agreement, which will terminate on March 25, 2004, Mr. Aronson receives annual fees of $250,000, payable in monthly installments, and the reimbursement of reasonable and necessary expenses. In Mr. Aronson's capacity as a Senior Advisor to Kurt Salmon Associates ("KSA"), he received fees from KSA based on the fees KSA received from the Company. During fiscal 2003, Mr. Aronson received approximately $74,000 in such fees.

     Mr. Richard A. Friedman, a member of the Company's Board of Directors, is a managing director of Goldman, Sachs & Co. and head of its Principal Investment Area. In May 2002, Goldman, Sachs & Co. acted as a co-lead underwriter of a secondary offering of the Company's Class A Common Stock. The selling stockholders in the offering were affiliates of Goldman, Sachs & Co.

     Transactions between the Company and Mr. Lauren or between the Company and The GS Group will be approved by the Board of Directors or a committee of directors not affiliated with Mr. Lauren or the GS Group, as applicable.

                                  (PROPOSAL 2)

          APPROVAL OF AMENDMENTS TO THE POLO RALPH LAUREN CORPORATION
                    EXECUTIVE OFFICER ANNUAL INCENTIVE PLAN

     The Polo Ralph Lauren Corporation Executive Officer Annual Incentive Plan (the "Plan") is designed to qualify bonuses paid under the Plan as "qualified performance-based compensation" for purposes of Section 162(m) of the Code. This enables the Company to exclude compensation payable under the Plan from the deduction limitations of Section 162(m), which generally preclude a deduction for compensation paid to a public company's chief executive officer and next four highest compensated executive officers to the extent compensation for a taxable year to any such individual exceeds $1 million. The purposes of the Plan are to promote the success of the Company; to provide designated executive officers with an opportunity to receive incentive compensation dependent upon that success; to attract, retain and motivate such individuals; and to provide awards that are "qualified performance-based" compensation under Section 162(m).

     Proposed Amendment. On June 18, 2003, the Company's Board of Directors approved, subject to stockholder approval at the 2003 Annual Meeting, an amendment to the Plan, as described below under the caption "Duration and Payment of Incentives," that will increase the annual maximum amount of any individual award under the Plan from $10 million to $18 million. The purpose of this amendment is to accommodate the maximum annual bonus opportunities set forth in Mr. Lauren's New Employment Agreement, which provides for maximum annual bonus opportunities ranging from $12 million for fiscal 2004 to $18 million for fiscal 2008, but provides that in no event may the annual bonus for any year exceed the maximum amount payable to any individual in any year under the Plan.

MATERIAL TERMS OF THE PLAN

     Modification. The Board of Directors of the Company may at any time amend or terminate the Plan. However, no amendment may be made after the date an executive officer is selected as a participant for a performance period that may adversely affect the rights of such participant for that performance period, and no amendment may increase the maximum award payable under the Plan without stockholder approval or otherwise be effective without stockholder approval if such approval is necessary so that awards will be "qualified performance-based compensation" under Section 162(m) of the Code. Accordingly, stockholder approval of the proposed amendment is being sought.

     Administration. The Plan must be administered by a committee or subcommittee of the Board of Directors designated by it to administer the Plan that consists of not less than two directors, each of whom is intended to be an "outside director" within the meaning of Section 162(m) of the Code. Currently the Compensation Committee of the Board of Directors administers the Plan.

     Eligibility. The committee designates the executive officers eligible to participate in the Plan for each performance period. The executive officers of the Company are the Company's Chief Executive Officer and other executives of the Company considered to be executive officers for purposes of the Securities Exchange Act of 1934.

     Performance Measures and Goals. Payment of a cash incentive to participants is conditioned upon the attainment of pre-established performance goals measured over a performance period designated by the committee. A performance period may be one or more periods of time over which the attainment of one or more performance goals will be measured for the purposes of determining a participant's right to payment in respect of an award under the Plan. Since the Plan's inception, the committee has used the Company's fiscal years as the performance periods. The performance goals applicable to a performance period must be established in writing by the committee no later than the earlier of (i) 90 days after the start of the performance period, or (ii) the date upon which 25% of the performance period has elapsed.

     The performance goals are determined by reference to one or more of the following performance measures, as selected by the committee and as applicable to Company and/or business unit performance: earnings per share, net revenues, gross profit, income before income taxes, income before income taxes less a charge for capital, return on capital, return on equity, return on investment, working capital ratios, operating expenses as a percentage of net revenues, selling, general and administrative expenses as a percentage of net revenue, inventory turn rate and inventory shrinkage control. Each performance measure is determined in accordance with generally accepted accounting principles as consistently applied by the Company, and if so determined by the committee, adjusted to the extent permitted under
Section 162(m) of the Code, to omit the effects of extraordinary items of gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and the cumulative effects of changes in accounting principles. The application of performance measure(s) from among these measures may vary from performance period to performance period and from participant to participant.

     Determination and Payment of Incentives -- Amendment. The cash incentive amount that is payable to a participant in a performance period will be determined in accordance with a pre-established objective award formula based on the achievement of performance goals. The committee has the discretion to reduce or eliminate, but cannot increase, any amounts otherwise payable under the Plan. All payments under the Plan will be made in cash. As discussed above, upon stockholder approval of the amendment to the Plan, the maximum cash incentive payable under the Plan to any participant with respect to any fiscal year (or a portion thereof) contained within a performance period shall be raised from $10 million to $18 million.

     Plan Benefits. The executive officers selected for participation in the Plan for fiscal 2004 are Ralph Lauren, F. Lance Isham and Roger N. Farah. These individuals and Douglas L. Williams were the only participants in the Plan in fiscal 2003. As described in the Compensation Committee Report included in this proxy statement, the annual bonus opportunities for these officers, subject to the achievement of the performance measures and goals established under the Plan, are provided in their respective employment agreements. See "Executive Compensation -- Executive Compensation Agreements" for a description of the provisions of these agreements. The amounts awarded to Messrs. Lauren, Isham and Farah under the Plan during the last fiscal year appear in the Summary Compensation Table included elsewhere in this proxy statement under the column "Bonus." The amount awarded to Mr. Williams under the Plan during the last fiscal year was $761,400.

     Required Vote. Approval of the proposed amendment to the Plan requires the affirmative vote of a majority of the votes cast by the holders of the shares of Common Stock of the Company, voting as a single class, present in person or by proxy at the 2003 Annual Meeting and eligible to vote. In the event stockholders do not approve the amendment, awards may still continue to be granted and paid out under the Plan as currently in effect.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE POLO RALPH LAUREN CORPORATION EXECUTIVE OFFICER ANNUAL INCENTIVE PLAN. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A CONTRARY CHOICE IN THEIR PROXIES.

                                  (PROPOSAL 3)

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Audit Committee of the Board of Directors has appointed D&T as independent auditor to audit the financial statements of the Company and its subsidiaries for the year ending April 3, 2004. A resolution will be presented at the meeting to ratify their appointment.

     The Company has elected to early adopt the SEC's new proxy disclosure requirements pertaining to fee categories, pursuant to the implementation of the Sarbanes-Oxley Act of 2002. Under the new requirements, the fee categories have been expanded to four: Audit, Audit-related, Tax and All other. Under previous requirements, financial information systems design and implementation fees were reported in a separate category, with tax, audit-related, and consulting services combined into the "All other" category. Under the new requirements, the "Audit" category has been expanded to include audit and attest services provided in connection with statutory and regulatory filings and SEC consent letters.

     In adopting these new disclosures, the SEC requires that comparative information for the prior fiscal year be presented. Accordingly, fee information presented for the 2002 Annual Meeting of Stockholders proxy statement has been restated here for comparative purposes.

     All services provided by D&T have been reviewed with the Audit Committee to confirm that the performance of such services is consistent with the regulatory requirements for auditor independence.

     The Audit Committee has adopted a policy requiring pre-approval by the Audit Committee of all services (audit and non-audit) to be provided to the Company by its independent auditor. In accordance with that policy, the Audit Committee has given its approval for the provision of audit services by D&T for fiscal 2004 and has also given its approval for the provision by D&T of particular categories or types of services, in each case subject to a specific budget. In addition, the Audit Committee may delegate authority to one or more persons to pre-approve the provision of services, provided that such pre-approvals are reported to the full Audit Committee.

INDEPENDENT AUDITOR FEES

     Aggregate fees for professional services rendered for the Company by D&T for fiscal 2003 and fiscal 2002 were:

                                                              FISCAL 2003   FISCAL 2002
                                                              -----------   -----------
Audit fees..................................................  $1,640,000    $1,400,000
Audit-related fees..........................................     638,000       260,000
Tax fees....................................................   2,253,000       972,000
All other fees..............................................          --            --
                                                              ----------    ----------
  Total.....................................................  $4,531,000    $2,632,000
                                                              ==========    ==========

     Audit Fees. Audit fees are fees billed by D&T for professional services for the audit of the Company's annual financial statements and review of financial statements included in the Company's Form 10-Qs, or for services that are normally provided by D&T in connection with statutory and regulatory filings or engagements.

     Audit-related Fees. Audit-related fees are fees billed by D&T for assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements. These services include statutory audits, employee benefit plan audits, accounting consultations and due diligence services. These are normally provided by D&T in connection with the recurring audit engagement. Under previous proxy reporting rules, many of these services were required to be included in the All other fees category.

     Tax Fees. Tax fees are fees billed by D&T for tax consulting and compliance services and tax acquisition and tax due diligence, including in connection with the operational consolidation of the Company's European businesses.

     All Other Fees. All other fees are fees billed by D&T for any services that did not constitute audit fees, audit-related fees or tax fees. No such services were provided by D&T to the Company in fiscal 2003 or fiscal 2002.

     A representative of D&T will be present at the meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions by stockholders.

     The affirmative vote of a majority of the total number of shares of common stock represented at the annual meeting and entitled to vote is needed to ratify D&T's appointment. If the stockholders do not ratify the appointment of D&T, the selection of the independent auditor will be reconsidered by the Audit Committee of the Board of Directors.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING APRIL 3, 2004. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A CONTRARY CHOICE IN THEIR PROXIES.

                  PROXY PROCEDURE AND EXPENSES OF SOLICITATION

     The Company will retain an independent tabulator to receive and tabulate the proxies and independent inspectors of election to certify the results.

     All expenses incurred in connection with the solicitation of proxies will be borne by the Company. The Company will reimburse brokers, fiduciaries, custodians and other nominees for their costs in forwarding proxy materials to beneficial owners of Common Stock held in their names.

     Solicitation may be undertaken by mail, telephone, personal contact or other similar means by directors, officers and employees of the Company without additional compensation.

                             STOCKHOLDER PROPOSALS

     Eligible stockholders wishing to have a proposal for action by the stockholders at the 2004 Annual Meeting included in the Company's proxy statement must submit such proposal at the principal offices of the Company not later than March 9, 2004. It is suggested that any such proposals be submitted by certified mail, return receipt requested.

     The Company's Amended and Restated By-laws contain advance notice requirements for stockholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of stockholders of the Company. Subject to the rights of any holders of Preferred Stock, only nominations of persons for election as directors and other proposals for stockholder action that are made by, or at the direction of, the Board of Directors, or by a stockholder who has given timely written notice to the Secretary of the Company prior to the meeting, may be brought before such meeting. To be timely, notice of stockholder nominations or proposals to be made at an annual or special meeting must be received by the Company not less than 60 days nor more than 90 days prior to the scheduled date of the meeting (or, if less than 70 days' notice or prior public disclosure of the date of the meeting is given, by the 10th day following the earlier of (i) the day such notice was mailed or (ii) the day such public disclosure was made).

     A stockholder's notice to the Company must include a full description of such proposal (including all information that would be required in connection with such proposal under the SEC's proxy rules if such proposal were the subject of a proxy solicitation and the written consent of each nominee for election to the Board of Directors named therein (if any) to serve if elected) and the name, address and number of shares of Common Stock held of record or beneficially as of the record date for such meeting by the person proposing to bring such proposal before the meeting.

     Nothing in this section shall be interpreted or construed to require the inclusion of information about any stockholder proposal in the Company's proxy statement.

                               OTHER INFORMATION

     As of the mailing date of this proxy statement, the Board of Directors knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Stockholders that may properly come before the meeting. If any stockholder proposal or other matter were to properly come before the meeting, including voting for the election of any person as a director in place of a nominee named herein who becomes unable to serve or for good cause will not serve and voting on a proposal omitted from this proxy statement pursuant to the rules of the SEC, all proxies received will be voted in accordance with the discretion of the proxy holders, unless a stockholder specifies otherwise in its proxy.

     The form of proxy and the proxy statement have been approved by the Board of Directors and are being mailed and delivered to stockholders by its authority.

                                          Ralph Lauren
                                          Chairman & Chief Executive Officer

New York, New York
June 24, 2003

     THE ANNUAL REPORT TO STOCKHOLDERS OF THE COMPANY FOR THE FISCAL YEAR ENDED MARCH 29, 2003, WHICH INCLUDES FINANCIAL STATEMENTS, HAS BEEN MAILED TO STOCKHOLDERS OF THE COMPANY. THE ANNUAL REPORT DOES NOT FORM ANY PART OF THE MATERIAL FOR THE SOLICITATIONS OF PROXIES.

                                   APPENDIX A

                         POLO RALPH LAUREN CORPORATION
            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Audit Committee of the Board of Directors (the "Board") of Polo Ralph Lauren Corporation (the "Corporation"), by resolutions dated February 4, 2003, has adopted this Audit Committee Charter, which supersedes the charter previously adopted on June 23, 2000. The Audit Committee of the Board (the "Audit Committee") shall review and reassess this charter annually and recommend any proposed changes to the Board for approval.

I.  PURPOSE

     The primary objective of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities with respect to (a) the Corporation's financial statements, (b) the Corporation's compliance with legal and regulatory requirements, (c) the independent auditors' qualifications and independence, and
(d) the performance of the Corporation's internal audit function and independent auditors.

     Although the Audit Committee has the powers and responsibilities set forth in this Charter, the role of the Audit Committee is oversight. The members of the Audit Committee are not full-time employees of the Corporation and may or may not be accountants or auditors by profession or experts in the fields of accounting or auditing and, in any event, do not serve in such capacities. Consequently, it is not the duty of the Audit Committee to conduct audits or to determine that the Corporation's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors.

II.  ORGANIZATION

     The Audit Committee shall consist of three or more directors, each of whom shall satisfy the independence, financial literacy and experience requirements of Section 10A of the Securities Exchange Act, the New York Stock Exchange and any other regulatory requirements. The members of the Audit Committee shall be appointed by the Board.

     The Audit Committee may form and delegate authority to subcommittees when appropriate.

III.  MEETINGS

     The Audit Committee shall meet at least four times per year on a quarterly basis, or more frequently as circumstances require. As part of its job to foster open communication, the Audit Committee shall meet periodically with management, the chief internal auditor and the independent auditors in separate executive sessions to discuss any matters that the Audit Committee or any of these groups believe should be discussed privately.

     The members of the Audit Committee shall select a chairperson who will preside at each meeting of the Audit Committee and, in consultation with the other members of the Audit Committee, shall set the frequency and length of each meeting and the agenda of items to be addressed at each upcoming meeting. The chairperson shall ensure that the agenda for each upcoming meeting of the Audit Committee is circulated to each member of the Audit Committee in advance of the meeting.

     The chairperson of the Audit Committee will appoint someone to act as Secretary of each meeting who will prepare minutes of the meeting. After approval by the Audit Committee members, the Secretary of the Corporation will maintain files of the minutes. Copies will be furnished to each Director of the Corporation who is not a member of the Audit Committee.

IV.  AUTHORITY AND RESPONSIBILITIES

     The Audit Committee shall have the sole authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors (or to nominate the independent auditors for stockholder approval), and shall approve all audit engagement fees and terms and all significant non-audit engagements with the independent auditors. The Audit Committee shall consult with management and the internal audit group but shall not delegate these responsibilities.

     To fulfill its responsibilities, the Audit Committee shall:

     WITH RESPECT TO THE INDEPENDENT AUDITORS:

          1. Be directly responsible for the appointment, compensation and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting and reviewing with management and the independent accountants instances where management has obtained "second opinions" from other accountants) for the purpose of preparing the audit report or related work.

          2. Inform the independent accountants and management that the Audit Committee will maintain open communication with the independent accountants at all times, and that the Audit Committee Chairman may call a special meeting with them whenever necessary.

          3. Have the sole authority to review in advance, and grant any appropriate pre-approvals of (a) all auditing services to be provided by the independent auditors and (b) all non-audit services to be provided by the independent auditors as permitted by Section 10A of the Securities Exchange Act, and in connection therewith to approve all fees and other terms of engagement. The Audit Committee shall also review and approve disclosures required to be included in Securities and Exchange Commission periodic reports filed under Section 13(a) of the Securities Exchange Act with respect to non-audit services.

          4. Review on an annual basis the performance of the independent auditors.

          5. Ensure that the independent auditors submit to the Audit Committee on an annual basis a written statement consistent with Independent Standards Board Standard No. 1, discuss with the independent auditors any disclosed relationships or services that may impact the objectivity and independence of the independent auditors, and satisfy itself as to the independent auditors' independence.

          6. At least annually, obtain and review an annual report from the independent auditors describing (a) the independent auditors' internal quality control procedures and (b) any material issues raised by the most recent internal quality control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues.

          7. Confirm that the lead audit partner, the concurring partner and the other audit partners have not performed audit services for the Corporation in contravention of the rotation requirements of Rule 2-01(c)(b) of Regulation S-X.

          8. Review all reports required to be submitted by the independent auditors to the Audit Committee under Section 10A of the Securities Exchange Act.

          9. Review, based upon the recommendation of the independent auditors and the chief internal auditor, the scope and plan of the work to be done by the independent auditors.

     WITH RESPECT TO THE ANNUAL FINANCIAL STATEMENTS:

          10. Review and discuss with management and the independent auditors the Corporation's annual audited financial statements, including disclosures made in "Management's Discussion and Analysis of Financial Condition and Results of Operations."

          11. Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, relating to the conduct of the audit.

          12. Recommend to the Board, if appropriate, that the Corporation's annual audited financial statements be included in the Corporation's annual report on Form 10-K for filing with the Securities and Exchange Commission.

          13. Prepare the report required by the Securities and Exchange Commission to be included in the Corporation's annual proxy statement and any other reports of the Audit Committee required by applicable securities laws or stock exchange listing requirements or rules.

     WITH RESPECT TO QUARTERLY FINANCIAL STATEMENTS:

          14. Review and discuss with management and the independent auditors the Corporation's quarterly financial statements, including disclosures made in "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     ANNUAL REVIEWS:

          15. Discuss with management and the independent auditors any major issues relating to the accounting principles used in the preparation of the Corporation's financial statements, including any significant changes in the Corporation's selection or application of accounting principles. Review and discuss analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative approaches under GAAP on the financial statements.

     PERIODIC REVIEWS:

          16. Periodically review separately with management and the independent auditors (a) any significant disagreement between management and the independent auditors or the internal audit group in connection with the preparation of the financial statements and (b) any difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

     DISCUSSIONS WITH MANAGEMENT:

          17. Discuss with management the Corporation's earnings press releases, including the use of non-GAAP financial measures (as defined in Regulation G), as well as financial information and earnings guidance provided to analysts and rating agencies. This may be done generally (i.e., discussion of the types of information to be disclosed and the type of presentation to be made); the Audit Committee need not discuss in advance each earnings release or each instance in which the Corporation may provide earnings guidance.

          18. Review and discuss with management the Corporation's major risk exposures and the steps management has taken to monitor, control and manage such exposures, including the Corporation's risk assessment and risk management guidelines and policies.

     WITH RESPECT TO THE INTERNAL AUDIT FUNCTION AND INTERNAL CONTROLS:

          19. Review, based upon the recommendation of the independent auditors and the chief internal auditor, the scope and plan of the work to be done by the internal audit group and the responsibilities, budget and staffing needs of the internal audit group.

          20. Review on an annual basis the performance of the internal audit group.

          21. In consultation with the independent auditors, review major issues as to the adequacy of the Corporation's internal controls and any special audit steps adopted in light of material deficiencies in controls.

          22. Establish procedures for (a) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Corporation of concerns regarding the questionable accounting or auditing matters.

          23. Review (i) the internal control report prepared by management, including management's assessment of the effectiveness of the Corporation's internal control structure and procedures for financial reporting and (ii) the independent auditors' attestation, and report, on the assessment made by management.

     OTHER:

          24. Review and approve (a) any change or waiver in the Corporation's code of ethics for the chief executive officer, the chief operating officer and senior financial officers and (b) any public disclosure of such change or waiver.

          25. Establish a policy addressing the Corporation's hiring of employees or former employees of the independent auditors who were engaged on the Corporation's account.

          26. Review and reassess the adequacy of this Charter annually and recommend to the Board any changes deemed appropriate by the Audit Committee.

          27.  Review its own performance annually.

          28. Report regularly to the Board and review with the full Board any issues that may arise with respect to the quality or integrity of the Corporation's financial statements, its compliance with applicable legal and regulatory requirements, the performance and independence of the independent auditors and the performance of the internal audit group.

          29. Perform any other activities consistent with this Charter, the Corporation's by-laws and governing law as the Audit Committee or the Board deems necessary or appropriate.

V.  RESOURCES

     The Audit Committee shall have the authority to retain independent legal, accounting and other consultants to advise the Audit Committee. The Audit Committee shall determine the extent of funding necessary for payment of compensation to any independent legal, accounting and other consultants retained to advise the Audit Committee. The Audit Committee may request any officer or employee of the Corporation or the Corporation's outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

                            [POLO/RALPH LAUREN LOGO]

                          POLO RALPH LAUREN CORPORATION
                              CLASS A COMMON STOCK

                                      PROXY

                         ANNUAL MEETING OF STOCKHOLDERS
                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         The undersigned, revoking all previous proxies, hereby constitutes and appoints F. Lance Isham, Roger N. Farah, Gerald M. Chaney and Edward W. Scheuermann, and each of them, proxies with full power of substitution to vote for the undersigned all shares of Class A Common Stock of Polo Ralph Lauren Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting of the Stockholders to be held on August 14, 2003 at the St. Regis Hotel, 20th Floor Penthouse, 2 East 55th Street, New York, New York, at 9:30 a.m. (local time), and at any adjournment or postponement thereof, upon the matters described in the accompanying Proxy Statement and, in such proxies' discretion, upon any other business that may properly come before the meeting or any adjournment or postponement thereof.

         THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES FOR ELECTION AS DIRECTORS, "FOR" THE PROPOSED AMENDMENT TO THE POLO RALPH LAUREN CORPORATION EXECUTIVE OFFICER ANNUAL INCENTIVE PLAN AND "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS.

         This proxy is continued on the reverse side. Please sign on the reverse side and return promptly.


                                        POLO RALPH LAUREN CORPORATION
                                        P.O. BOX 11045
                                        NEW YORK, N.Y. 10203-0045

(PLEASE SIGN, DATE AND
RETURN THIS PROXY IN THE      X
ENCLOSED POSTAGE PREPAID
ENVELOPE.)

                           VOTES MUST BE INDICATED
                           (X) IN BLACK OR BLUE INK.

Item 1.  Election of two (2) Class A Director Nominees as Class A Directors:
         Arnold H. Aronson and Dr. Joyce F. Brown.

                                                                                       IF YOU PLAN ON ATTENDING THE  [ ]
FOR all nominees   [ ]   WITHHOLD AUTHORITY to vote      [ ]    * EXCEPTIONS   [ ]     2003 ANNUAL MEETING, PLEASE
listed above             for all nominees listed above                                 CHECK THIS BOX.

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

* Exceptions___________________________________________________________________

To change your address, please     [ ]
mark this box.


To include any comments, please    [ ]
mark this box.

Item 2. Approval of proposed amendment to the Polo Ralph Lauren Corporation Executive Officer Annual Incentive Plan.

         FOR            AGAINST             ABSTAIN
         [ ]              [ ]                 [ ]

Item 3. Ratification of appointment of Deloitte & Touche LLP as independent auditors to serve for the fiscal year ending
         April 3, 2004.

         FOR            AGAINST             ABSTAIN
         [ ]              [ ]                 [ ]


                                    Please mark, date and sign exactly as your name appears hereon and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please write in the full corporate name and sign by a duly authorized officer. If shares are held jointly, each stockholder named should sign.


Date         Share Owner sign here/Title              Co-Owner sign here/Title